SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EnPro Industries, Inc. 2013 Annual Meeting

Annual Meeting of Shareholders

The Annual Meeting of Shareholders of

EnPro Industries, Inc. will be held at:

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

on

Wednesday, May 1, 2013 at 11:00 a.m.

EnPro Industries, Inc. 2013 Annual Meeting

Annual Meeting of Shareholders

The Annual Meeting of Shareholders of

EnPro Industries, Inc. will be held at:

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

on

Wednesday, May 1, 2013 at 11:00 a.m.

Proxy voting options

Your vote is important!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast and convenient, your vote is immediately confirmed and tabulated, and our postage and proxy tabulation costs are reduced.

If you prefer, you can vote by mail by returning the enclosed proxy card or voting instruction form in the addressed, prepaid envelope provided.

Please do not return the enclosed paper ballot if you are voting via the Internet or by telephone.

Vote by Internet

www.proxyvote.com

24 hours a day / 7 days a week

Instructions:

1.	Read the accompanying Proxy Statement.

2.	Go to the following website: www.proxyvote.com

3.	Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you via e-mail.

Vote by telephone

1-800-690-6903 via touch tone phone

toll-free 24 hours a day / 7 days a week

Instructions:

1.	Read the accompanying Proxy Statement.

2.	Call toll-free 1-800-690-6903.

3.	Have your proxy card or voting instruction form in hand and follow the instructions.

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

Dear Shareholder:

On behalf of the board of directors and management of EnPro Industries, Inc., I invite you to our annual meeting of shareholders. The meeting will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina on Wednesday, May 1, 2013 at 11:00 a.m.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the annual meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Stephen E. Macadam

President and Chief Executive Officer

March 19, 2013

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

Notice of 2013 Annual Meeting of Shareholders

Date:	May 1, 2013

Time:	11:00 a.m. Eastern Time

Place:	5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

Record date:	March 8, 2013. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

Proxy voting:	Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Items of business:	•	To elect nine directors from among the nominees described in the accompanying proxy statement

•	To adopt a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement

•	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013

•	To transact other business that may properly come before the annual meeting or any adjournment of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2013: The proxy statement and 2012 annual report to shareholders are available at: http://2013annualmeeting.enproindustries.com.

By Order of the Board of Directors,

Robert S. McLean

Secretary

March 19, 2013

EnPro Industries, Inc.

2013 Proxy Statement

Proxy statement summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual meeting of shareholders

Date:	May 1, 2013

Time:	11:00 a.m. Eastern Time

Place:	5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209

Record date:	March 8, 2013

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting agenda

•	Election of nine directors

•	Advisory vote to approve executive compensation

•	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013

•	Transact other business that may properly come before the meeting

Voting matters and vote recommendations

Matter	Board vote recommendation

Election of directors	For each director nominee

Advisory vote to approve executive compensation	For

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013	For

Our director nominees

See “Proposal 1 — Election of directors” and “Corporate governance policies and practices” for more information.

The following table provides summary information about each director nominee. Each director is elected annually.

Name	Age	Director since	Occupation	Inde- pendent	Other public boards	Committee memberships
						AC	CC	NC	EC

Stephen E. Macadam	52	2008	President and CEO, EnPro		1				C

Thomas M. Botts	58	2012	Retired Executive VP, Global Manufacturing, Shell Downstream Inc.	—	1	M	M	M

Peter C. Browning	71	2002	Managing Director, Peter C. Browning & Assocs.; Former Dean, McColl School of Business, Queens University	—	3	M	C	M	M

B. Bernard Burns, Jr.	64	2011	Managing Director, McGuire Woods Capital Group	—	—	M	M	M

Diane C. Creel	64	2009	Retired Chairman, CEO and President, Ecovation, Inc.	—	2	M	M	M

Gordon D. Harnett*	70	2002	Former Chairman and CEO, Materion Corporation	—	2	M	M	C	M

David L. Hauser	61	2007	Former Chairman and CEO, FairPoint Communications	—	—	C,F	M	M

Wilbur J. Prezzano, Jr.	72	2006	Former Vice Chairman, Eastman Kodak Company	—	4	M	M	M

Kees van der Graaf	62	2012	Former member of the board and executive committee, Unilever NV and Unilever PLC	—	1	M	M	M

AC	— Audit and Risk Management Committee

CC	— Compensation and Human Resources Committee

NC	— Nominating and Corporate Governance Committee

EC	— Executive Committee
*	— Chairman of the Board of Directors

C	— Chair

M	— Member

F	— Financial expert

Executive compensation matters

See “Compensation discussion and analysis,” “Executive compensation” and “Proposal 2 — Advisory vote approving executive compensation” for more information.

Our board of directors recommends that shareholders vote to approve, on a non-binding basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement.

We provide the following summary of our executive compensation practices and our 2012 business accomplishments in support of the board’s recommendation.

Our compensation practices

Our programs are designed to reward success

We design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is significantly stock-based in order to ensure our executives have common interests with our shareholders;
•	enhances retention of our executives by subjecting much of their total compensation to multi-year vesting;

•	links a significant portion of total pay to the execution of strategies intended to create long-term shareholder value;

•	provides our executives with an opportunity for competitive total pay; and

•	does not encourage our executives to take unnecessary or excessive risks.

We have engaged our shareholders and have made changes to address their concerns

At our 2012 annual meeting, 63% of the votes were cast in favor of a non-binding resolution to approve the compensation paid to our named executive officers. The resolution was fully described in our proxy statement for that meeting. Following this vote, we engaged in a wide-ranging dialogue with numerous shareholders, which included conversations with many of our largest shareholders and with those shareholders who we learned had voted “against” the non-binding resolution. From this dialogue, we concluded that there was no consensus among our shareholders for any specific change to the design of our compensation program.

We carefully considered the results of the 2012 shareholder vote and the diverse views expressed by shareholders who provided us with feedback on their votes. We subsequently made several changes to our 2013 compensation program, including the following:

•	we fundamentally changed the design of our long-term incentive compensation plan to set an enduring standard which measures and rewards performance based on the equity value we create;

•	we raised stock ownership and retention requirements not only for our executive officers, but for all senior leaders;

•	we adjusted our long-term compensation program to make a greater proportion payable in our stock rather than in cash; and

•	we modified the composition of the peer group used for compensation benchmarking purposes to include companies whose sizes and products are more comparable to those of EnPro.

We employ best practices in executive compensation

Our executive compensation practices include:

•	a policy requiring executives to own stock in our company, with ownership requirements increasing with levels of responsibility;

•	a policy prohibiting executives and directors from hedging ownership of EnPro stock;

•	no separate retirement plans for our CEO;

•

the use by our Compensation and Human Resources Committee of an independent executive compensation consultant which reports directly to that committee and does not provide any services to our company other than the assistance that it provides to that committee;

•	no special perquisites for any employee; and

•

a clawback policy for the recovery of performance-based compensation in the event an executive officer engages in fraud or willful misconduct that caused, directly or indirectly, the need for a material restatement of our financial results.

Our 2012 accomplishments

In 2012, we continued to achieve significant strategic objectives despite an increasingly difficult economic environment. In 2012, our accomplishments included:

•

Achieving modest organic sales growth despite contractions in many of our European markets and only slight increases in activity in many of our North American markets. Our growth under these circumstances shows the results of strategies that have allowed us to set premium prices for our products, based on their quality, reliability, and ability to meet the critical needs of our customers, and to increase our share of the markets in which we compete.

•

Restructuring to improve efficiencies, reduce costs and optimize returns in difficult market conditions. These actions include a clearly defined plan to increase the profitability of our Compressor Products International business as it faces lower than expected levels of demand in many of its markets. They also include steps that position the European operations of all of our businesses to compete effectively in an uncertain economic environment.

•

Continued success in the integration of acquisitions. Over the past several years, we have invested in acquisitions that give us access to new, faster growing markets and that expand the products we offer to our traditional markets. As we have integrated these acquisitions into our sales channels and our programs for enterprise excellence, their contributions to our results have improved. In 2012, acquisitions we completed in 2011 and 2012 contributed $35 million or 20% of our earnings before interest expense, income taxes, depreciation and amortization, and they are well on their way to meeting our long-term value goals. A recent and notable example of this strategy is the 2012 acquisition of Motorwheel, a business which makes lightweight brake drums for heavy-duty trucks. Motorwheel adds depth to the braking product line offered by our Stemco business and allows us to further leverage Stemco’s sales network.

•

Supporting the ongoing efforts of our subsidiary, Garlock Sealing Technologies LLC, to reach a permanent resolution of all current and future asbestos claims against it through provisions of the U.S. Bankruptcy Code. We believe a fair resolution of these clams in the Bankruptcy Court should result in the return of substantial value to EnPro shareholders.

The benefit of these accomplishments in 2012 was reflected in the performance of our stock during the year. Our share price increased by 24%, exceeding the 23.1% median of our compensation peer group and well ahead of the Standard & Poors 500 Index, which increased 13.4% for the year and the Russell 2000 Index, which increased 14.6%.

We pay for performance

Our compensation program allows our Compensation and Human Resources Committee and the board of directors to determine pay based on a comprehensive view of factors designed to produce long-term business success. The correlation between our financial results and the compensation awarded to executive officers demonstrates the success of this approach.

The following chart sets forth the total compensation, as reported in the summary compensation table in our annual proxy statements, paid to our Chief Executive Officer for each of the full years he has served as our CEO in comparison to the improvement in our earnings before interest, taxes, depreciation, amortization expense, asbestos expense and other selected items (or, adjusted EBITDA-A). Adjusted EBITDA-A is a primary metric we use to evaluate our performance and one used in determining annual and long-term incentive compensation, during this period.

(Annex A to this proxy statement sets forth the calculation of adjusted EBITDA-A, which is not a measure under U.S. generally accepted accounting principles. The financial results of Garlock Sealing Technologies LLC (GST LLC) have not been included in our consolidated financial results since June 5, 2010, when GST LLC and certain affiliated companies (which, together with GST LLC, we collectively refer to as “GST”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code as the initial step in a process to resolve all current and future asbestos claims. However, because GST LLC continues to be our subsidiary, oversight of this business and its financial results continues to be a responsibility of our executive officers and the financial measures used under our incentive compensation plans include GST LLC’s results, the performance of this business since June 5, 2010 has been separately included in this chart.)

Auditors

See “Proposal 3 — Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013” and “Independent registered public accounting firm” for more information.

We ask that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. Below is summary information about PricewaterhouseCoopers’ fees for services provided in years 2012 and 2011.

Year ended December 31	2012	2011
Audit fees	$1,531,800	$1,499,000
Audit-related fees	23,200	32,000
Tax fees	1,600	2,000
All other fees	28,700	36,500

Total	$1,585,300	$1,569,500

2014 annual meeting

Shareholder proposals submitted for inclusion in our 2014 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 19, 2013. Notice of shareholder proposals, including nominations for election of directors, to be raised from the floor of the 2014 annual meeting of shareholders outside of SEC Rule 14a-8 must be delivered to us no earlier than January 1, 2014 and no later than January 31, 2014.

General information

The enclosed proxy is solicited on behalf of the board of directors of EnPro Industries, Inc., in connection with our annual meeting of shareholders to be held on Wednesday, May 1, 2013, at 11:00 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, and at any adjournment or postponement of the meeting. You may use the enclosed proxy card whether or not you attend the meeting. If you are a registered shareholder (that is, you hold shares directly registered in your own name), you may also vote by telephone or over the Internet by following the instructions on your proxy card. If your shares are held through an account maintained by a bank, securities broker or other nominee, which is referred to as holding in “street name,” you will receive separate voting instructions with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific procedures depend on their voting arrangements.

Your vote is very important. For this reason, we encourage you to date, sign, and return your proxy card in the enclosed envelope or to cast your votes by telephone or over the Internet. Doing so will permit your shares of our common stock to be represented at the meeting by the individuals named on the enclosed proxy card.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2012 annual report, including financial statements, with this proxy statement to each registered shareholder. We will begin mailing these materials on or around March 19, 2013. Any shareholder may receive an additional copy of these materials by request to our shareholder relations department. You may reach the shareholder relations department via email to investor@enproindustries.com or by calling 704-731-1522.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on proposals for the following matters:

•	Electing nine directors;

•	Adopting a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement; and

•	Ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

Our board of directors has submitted these proposals. Other business may be addressed at the meeting if it properly comes before the meeting. We are not aware of any other business.

Who is entitled to vote at the meeting?

You may vote if you owned EnPro common stock as of the close of business on the record date, March 8, 2013. Each share of common stock is entitled to one vote on each matter considered at the meeting. At the close of business on the record date, 21,090,796 shares of EnPro common stock were outstanding and eligible to vote, which amount does not include 203,958 shares held by a subsidiary. The enclosed proxy card shows the number of shares that you are entitled to vote.

Who can attend the meeting?

All registered shareholders as of the record date (or their duly appointed proxies), beneficial owners presenting satisfactory evidence of ownership as of the record date, and our invited guests may attend the meeting.

How do I vote?

If you are a registered shareholder, you have four voting options:

•	over the Internet, which we encourage if you have Internet access, at the address shown on the enclosed proxy card;

•	by telephone through the number shown on the enclosed proxy card;

•	by mail, by completing, signing, dating and returning the enclosed proxy card; or

•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification for entrance to the meeting.

If you hold your EnPro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote EnPro shares that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy, together with proof of identification, for entrance to the meeting.

Every vote is important! Please vote your shares promptly.

How do I vote my 401(k) shares?

Proxies will also serve as voting instructions to the plan trustee with respect to shares held in accounts under the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees and the EnPro Industries, Inc. Retirement Savings Plan for Hourly Employees. If you participate in either of these plans, are a registered shareholder of record, and the plan account information is the same as the information we have on record with our transfer agent, the enclosed proxy card represents all of the shares you hold, both within the plan and outside it. If you hold your shares outside the plan in street name, or if your plan account information is different from the information on record with the transfer agent, then you will receive separate proxies, one for the shares held in the plan and one for shares held outside the plan.

What can I do if I change my mind after I vote my shares?

Even after you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting. If you are a registered shareholder, you may do this in three ways:

•	by timely delivering to our Secretary, or at the meeting, a later dated signed proxy card;

•	by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or

•	if you attend the meeting, by voting your shares in person.

Your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke it.

If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy. If you have obtained a legal proxy from your nominee giving you the right to vote your shares, you may vote by attending the meeting and voting in person or by sending in an executed proxy with your legal proxy form.

Is there a minimum quorum necessary to hold the meeting?

In order to conduct the meeting, a majority of EnPro shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. For purposes of determining whether a quorum is present, abstentions and broker “non-votes” will be counted as shares that are present and entitled to vote.

How will my vote be counted?

If you provide specific voting instructions, your EnPro shares will be voted as you have instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, your shares will be voted as our board of directors has recommended. If you hold your shares in your name (you are the record holder) and do not give valid proxy instructions or vote in person at the meeting, your shares will not be voted.

If you hold your shares in street name and do not give your bank, broker or other nominee instructions on how you want your shares to be voted, those shares are considered “uninstructed” and a bank, broker or other nominee generally has the authority to vote those shares only on matters that are determined to be “routine” under the New York Stock Exchange rules. Under the New York Stock Exchange’s rules, the election of directors and matters related to executive compensation are not considered to be “routine” for this purpose, which means that a broker or broker nominee may not provide a proxy with voting instructions on these matters unless it receives voting instructions from the beneficial owner of the shares. Accordingly, unless instructed by the beneficial owner, a broker or broker nominee may not provide voting instructions with respect to the vote on Proposals 1 and 2 described in this proxy statement.

The vote to ratify the appointment of our independent accounting firm and any other business that may properly come before the meeting are considered routine under the New York Stock Exchange rules, which means that a bank, broker or other nominee has voting discretion as to any uninstructed shares on those matters.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the meeting. The maximum number to be elected is nine. Shares not voted will have no impact on the election of directors. Unless proper voting instructions are to “Withhold” authority for any or all nominees, the proxy given will be voted “For” each of the nominees for director.

Under our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly offer his or her resignation. The board’s Nominating and Corporate Governance Committee will then consider the resignation and recommend to the board whether to accept or reject it. The board will act on the Nominating Committee’s recommendation within 90 days after the shareholders’ meeting, and the board’s decision (including an explanation of the process by which the decision was reached) will be publicly disclosed on Form 8-K. Any director who offers his or her resignation may not participate in the board’s discussion or vote.

The resolution to approve, on an advisory basis, the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” the resolution. Although this advisory vote is non-binding, as provided by law, our board will review the results of the votes and, consistent with our record of shareholder engagement, will take them into account in making determinations concerning executive compensation.

The ratification of the appointment of our independent accounting firm and any other business as may properly come before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” such proposal than are cast “Against” it.

How do abstentions and broker non-votes count for voting purposes?

For the election of directors and the advisory vote on executive compensation, broker non-votes and abstentions will not count in determining the outcome.

For the ratification of the appointment of our independent accounting firm and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes for or against the proposal count. Accordingly, broker non-votes, if any, and, in the case of the ratification of the appointment of our independent accounting firm, abstentions will not be counted as votes cast for these proposals. Abstentions and broker non-votes will count for determining whether a quorum is present.

Is there a list of shareholders entitled to vote at the annual meeting?

You may examine a list of the shareholders entitled to vote at the meeting. We will make that list available at our main executive offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from April 19, 2013 through the end of the meeting. The list will also be available for inspection at the meeting.

What are the board’s recommendations?

Your board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;

•	“FOR” the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement; and

•	“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

Proxy cards or telephone and Internet instructions to vote the proxy that are validly submitted and timely received, but that do not contain instructions on how you want to vote, will be voted in accordance with the board’s recommendations.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8-K to be filed with the Securities and Exchange Commission (SEC) within four business days after the meeting. In addition, we intend to post the voting results from the meeting on our website, www.enproindustries.com.

What is “householding” and how does it affect me?

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying on SEC rules that allow us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we have received contrary instructions from any shareholder at that address. If you share an address with another shareholder and have received only one proxy statement and annual report, you may write or call us to request a separate copy of these materials and we will promptly send them to you at no cost to you.

For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement and annual report. Alternatively, you may request that we send only one set of materials if you are receiving multiple copies. You may make any of these requests by contacting us at investor@enproindustries.com or by calling 704-731-1522.

If your shares are held in the name of a bank, broker or other nominee and you wish to receive separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, please contact your nominee.

Can I access these proxy materials on the Internet?

You can access this proxy statement and our 2012 our annual report to shareholders, which includes our 2012 annual report on Form 10-K, on the Internet at http://2013annualmeeting.enproindustries.com. If you are a registered shareholder, you can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. This could help us save significant printing and mailing expenses. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s shareholder meeting you will receive an e-mail notification when the materials and annual report are available for on-line review, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Shareholder Relations.

If your shares are held through a bank, broker or other nominee, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Our officers, directors and employees may solicit proxies personally, by telephone, mail or facsimile, or via the Internet. These individuals will not receive any additional compensation for their solicitation efforts. You may also be solicited by means of press releases issued by EnPro, postings on our website, www.enproindustries.com, and advertisements in periodicals. We have engaged AST Phoenix Advisors to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that together are not expected to exceed $15,000 in the aggregate. In addition, upon request we will reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding voting materials to their customers who are beneficial owners and in obtaining voting instructions.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

Beneficial ownership of our common stock

Beneficial owners of 5% or more of our common stock

The following table sets forth information about the individuals and entities who held more than five percent of our common stock as of March 1, 2013. This information is based solely on SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
T. Rowe Price Associates, Inc. et al. (2)	3,102,258	14.9%
100 E. Pratt Street
Baltimore, Maryland 21202

BlackRock, Inc. et al. (3)	1,693,652	8.1%
40 East 52nd Street
New York, New York 10022

Franklin Resources, Inc. et al. (4)	1,521,300	7.3%
One Franklin Parkway
San Mateo, California 94403-1906

Bank of America Corporation (5)	1,360,451	6.5%
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, North Carolina 28255

The Vanguard Group, Inc. (6)	1,224,563	5.9%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Keeley Asset Management Corp. et al. (7)	1,116,717	5.4%
401 South LaSalle Street
Chicago, Illinois 60605

(1)	Applicable percentage ownership is based on 20,835,854 shares of our common stock outstanding at March 1, 2013, other than shares held by our subsidiaries.

(2)	This information is based on a Schedule 13G amendment dated February 14, 2013 filed with the SEC by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. as of December 31, 2012. In the Schedule 13G amendment, T. Rowe Price Associates, Inc. reports sole voting power over 366,200 shares and sole dispositive power over 3,102,258 shares and T. Rowe Price New Horizons Fund, Inc. reports sole voting power over 1,584,000 shares. T. Rowe Price Associates, Inc. has notified us that these shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc., to which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares, and, although for purposes of the reporting requirements of the Securities Act of 1934 it is deemed to be a beneficial owner of such shares, it expressly disclaims that it is, in fact, the beneficial owner of such shares.

(3)	This information is based on a Schedule 13G amendment dated February 4, 2013 filed with the SEC by BlackRock, Inc. as of December 31, 2012. BlackRock, Inc. reports sole voting power and sole dispositive power over 1,693,652 shares. The Schedule 13G amendment indicates that it is filed on behalf of a group including, in addition to BlackRock, Inc., its subsidiaries BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd. And BlackRock Investment Management (UK) Limited, none of which separately beneficially owned more than five percent of our common stock.

(4)	This information is based on a Schedule 13G amendment filed with the SEC on February 4, 2013 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC reporting beneficial ownership as of December 31, 2012. The address listed in the table above is for Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. Franklin Advisory Services, LLC reported its address in the Schedule 13G amendment as One Parker Plaza, Ninth Floor, Fort Lee, New Jersey 07024-2938. The Schedule 13G amendment reported that Franklin Advisory Services, LLC has sole voting power with respect to 1,431,300 shares and sole dispositive power with respect to 1,521,300 shares, and that none of the other reporting persons has sole or shared power to vote, dispose or direct the disposition of any shares.

(5)	This information is based on a Schedule 13G filed with the SEC on February 14, 2013 by Bank of America Corporation, on behalf of itself and its wholly owned subsidiaries Merrill Lynch Pierce Fenner & Smith and Bank of America N.A., reporting beneficial ownership as of December 31, 2012. The Schedule 13G reported that Bank of America Corporation has shared voting power with respect to 1,348,220 shares and shared dispositive power with respect to 1,360,325 shares.

(6)	This information is based on a Schedule 13G dated February 7, 2013 filed with the SEC by The Vanguard Group, Inc. reporting beneficial ownership as of December 31, 2012. The Vanguard Group, Inc. reports sole voting power with respect to 31,778 shares, sole dispositive power with respect to 1,193,783 shares and shared dispositive power with respect to 30,778 shares. The Vanguard Group, Inc. also reports that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 30,778 shares as a result of its serving as investment manager of collective trust accounts and directs the voting of such shares.

(7)	This information is based on a Schedule 13G amendment dated February 7, 2013 filed with the SEC by Keeley Asset Management Corp. and John L. Keeley, Jr. reporting beneficial ownership as of December 31, 2012. Keeley Asset Management Corp. reports sole voting power over 1,021,857 shares and sole dispositive power over 1,115,587 shares. Mr. Keeley reports beneficial ownership of 1,130 shares, but that he does not have sole or shared power to vote, dispose or direct the disposition of any shares.

Director and executive officer ownership of our common stock

The following table sets forth information as of March 1, 2013 about the shares of our common stock beneficially owned by our directors and the executive officers listed in the summary compensation table included in this proxy statement. It also includes information about the shares of our common stock that our current directors and executive officers own as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)
Stephen E. Macadam	265,583	—	—	1.3%
Thomas M. Botts	—	2,590	407	*
Peter C. Browning	4,340	28,533	7,599	*
B. Bernard Burns, Jr.	4,125	3,676	—	*
Diane C. Creel	1,000	8,561	—	*
Gordon D. Harnett	2,060	28,533	6,483	*
David L. Hauser	800	15,526	4,381	*
Wilbur J. Prezzano, Jr.	—	16,497	14,955	*
Kees van der Graaf	—	2,953	—	*
Alexander W. Pease	2,500	—	—	*
Richard L. Magee	77,134	—	—	*
Dale A. Herold	32,957	—	—	*
Anthony R. Gioffredi	43,156	—	—	*
24 directors and executive officers as a group	538,209	106,869	33,825	2.6%

*	Less than 1%

(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2013 through the exercise of stock options or the vesting of restricted stock units: Mr. Macadam, 100,000 option shares and 18,717 restricted stock units; Mr. Magee, 5,440 restricted stock units; Mr. Herold, 2,086 restricted stock units; Mr. Gioffredi 2,995 restricted stock units; all directors and executive officers as a group, 100,000 option shares and 39,495 restricted stock units. The numbers also include 1,526 shares held in our Retirement Savings Plan for Salaried Employees allocated to Mr. Magee, 5,605 shares allocated to Mr. Gioffredi and 10,193 shares in the aggregate allocated to members of all directors and executive officers as a group. The numbers also include 17,834 restricted shares held by Mr. Macadam, 2,500 restricted shares held by Mr. Pease, 15,000 restricted shares held by Mr. Herold and 39,334 restricted shares held by all directors and executive officers as a group. The numbers also include 9,000 shares held in an IRA by Mr. Gioffredi. All other ownership is direct, except that the amount reported as held by all directors and executive officers as a group includes 75 shares held indirectly, which shares are owned by family members. The amounts reported do not include restricted stock units and option shares as follows: Mr. Macadam, 26,891 restricted stock units and 25,288 option shares; Mr. Pease, 15,465 restricted stock units; Mr. Magee, 6,603 restricted stock units; Mr. Herold, 4,038 restricted stock units; Mr. Gioffredi, 3,862 restricted stock units; and all directors and executive officers as a group, 80,517 restricted stock units.

(2)	These numbers reflect the phantom shares awarded under our Outside Directors’ Phantom Share Plan and the phantom shares awarded to non-employee directors under our Amended and Restated 2002 Equity Compensation Plan. When they leave the board, these directors will receive cash in an amount equal to the value of the phantom shares awarded under the Outside Directors’ Phantom Share Plan and shares of our common stock for phantom shares awarded under the Amended and Restated 2002 Equity Compensation Plan. See “Corporate Governance Policies and Practices — Director Compensation.” Because the phantom shares are not actual shares of our common stock, these directors have neither voting nor investment authority in common stock arising from their ownership of these phantom shares.

(3)	These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices — Director Compensation.” Because the stock units are not actual shares of our common stock, the directors have neither voting nor investment authority in common stock arising from their ownership of these stock units.

(4)	These percentages do not include the directors’ phantom shares or stock units described in Notes 2 and 3. Applicable percentage ownership is based on 20,835,854 shares of our common stock outstanding at March 1, 2013, other than shares held by our subsidiaries.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these people to give us copies of all Section 16(a) reports they file.

We have reviewed the copies of all reports furnished to us. Based solely on this review, we believe that no director, officer, or 10% shareholder failed to timely file in 2012 any report required by Section 16(a), except one officer, J. Milton Childress, was one day late in filing one report with respect to his acquisition of 3,000 shares of our common stock.

Proposal 1 — Election of directors (Item 1 on the proxy card)

One of the purposes of the meeting is the election of nine directors to hold office until the annual shareholders’ meeting in 2013 or until their respective successors are elected and qualified. Our board of directors presently consists of nine directors, all of whom were elected at the 2012 annual meeting of shareholders other than Thomas M. Botts who was elected by the board of directors in July 2012 to fill a vacancy created by the expansion of the size of the board. All of the nominees are incumbent directors whose terms would otherwise expire upon the election of directors at the meeting. Under our bylaws no person is eligible to be elected as a director if he or she is less than 18 years of age.

All nominees have indicated that they are willing to serve as directors if elected. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of such person as the board of directors may designate to replace such nominee.

The board of directors unanimously recommends that you vote “FOR” the election of each of the nominees for director named below.

Nominees for election

Stephen E. Macadam

Age 52

Director since 2008

Mr. Macadam has served as our Chief Executive Officer and President since April 2008. Prior to accepting these positions with EnPro, Mr. Macadam served as Chief Executive Officer of BlueLinx Holdings Inc. since October 2005. Before joining BlueLinx Holdings Inc., Mr. Macadam was the President and Chief Executive Officer of Consolidated Container Company LLC since August 2001. He served previously with Georgia-Pacific Corp. where he held the position of Executive Vice President, Pulp & Paperboard from July 2000 until August 2001, and the position of Senior Vice President, Containerboard & Packaging from March 1998 until July 2000. Mr. Macadam held positions of increasing responsibility with McKinsey and Company, Inc. from 1988 until 1998, culminating in the role of principal in charge of McKinsey’s Charlotte, North Carolina operation. Mr. Macadam received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and an M.B.A. from Harvard University, where he was a Baker Scholar.

Mr. Macadam’s employment agreement provides that during the term of his employment with EnPro he will be included in the slate of nominees nominated by the board of directors for election as a member of the board.

Public company directorships in the last five years:

•	Georgia Gulf Corporation

•	Solo Cup Company (former)

Qualifications:

As the company’s Chief Executive Officer and President, Mr. Macadam’s active involvement in our company’s operations provides our board of directors with specific knowledge of our businesses, our people, our challenges and our prospects for continued growth.

Thomas M. Botts

Age 58

Director since 2012

Mr. Botts joined the board of directors in July 2012. Mr. Botts retired from Royal Dutch Shell on December 31, 2012. In his last role at Shell, Mr. Botts was executive vice president, global manufacturing, Shell Downstream Inc., responsible for Shell’s global manufacturing business, which included all of Shell’s refineries and chemical complexes around the world. Mr. Botts joined Shell in 1977 as a production engineer and served in a number of corporate and operating roles in his career including executive vice president for exploration and production (E&P) in Europe, leading Shell’s largest E&P unit. He held those responsibilities from 2003 to 2009. He has been a member of the board of directors of the National Association of Manufacturers, a member of the American Petroleum Institute Downstream Committee, a member of the council of overseers for the Jones Graduate School of Business at Rice University, and a member of the Society of Petroleum Engineers. He currently is a non-Executive Director for John Wood Group PLC based in the United Kingdom. Mr. Botts received a B.S. in Civil Engineering from the University of Wyoming.

Public company directorships in the last five years:

•	John Wood Group PLC

Qualifications:

Mr. Botts brings to our board thirty-five years of global business experience in manufacturing, extensive experience in our oil, gas and petrochemical markets, successful results-oriented leadership and experience in business transformation in large scale, multi-country organizations.

Peter C. Browning

Age 71

Director since 2002

Since 2009, Mr. Browning has served as Managing Director of Peter C. Browning & Assocs., a board governance advisory firm. He was the Dean of the McColl School of Business at Queens University from March 2002 through May 2005. He served as Non-Executive Chairman of Nucor Corporation, a steel manufacturer, from September 2000 to May 2006. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, and from 1995 to 1998, President and Chief Operating Officer, of Sonoco Products Company, a manufacturer of industrial and consumer packaging. Prior to joining Sonoco Products Company, Mr. Browning served from 1990 to 1993 as Chairman, President and Chief Executive Officer of National Gypsum Company, guiding that company through its emergence from Chapter 11 bankruptcy proceedings in 1993. Prior to joining National Gypsum Company, Mr. Browning spent 24 years with Continental Can Company, rising to Executive Vice President — Operating Officer from an initial position as a sales trainee. Mr. Browning is a founding member of the Lead Director Network and a member of the faculty for The Conference Board’s Directors’ Institute. He was named as an Outstanding Director in 2004 by the Outstanding Directors Institute and in 2011 was selected by the National Association of Corporate Directors for its 2011 Directorship 100, its list of the most influential people in the corporate boardroom community. He is a lifetime member of the Council on the Chicago Booth School of Business. Mr. Browning received a B.A. from Colgate University and an M.B.A. from the University of Chicago.

Public company directorships in the last five years:

•	Acuity Brands, Inc. (lead director)

•	Lowe’s Companies, Inc.

•	Nucor Corporation (lead director)

•	The Phoenix Companies (former)

•	Wachovia Corporation (former)

Qualifications:

Mr. Browning’s unique breadth and depth of experience and expertise, including more than 35 years of domestic and international manufacturing experience, provides him with valuable insight into the governance and management issues facing public manufacturing companies, including corporate governance, board performance and dynamics, executive leadership transition and succession planning.

B. Bernard Burns, Jr.

Age 64

Director since 2011

Since 2001, Mr. Burns has served as a managing director of the McGuireWoods Capital Group, a merger and acquisition advisory group. He also is of counsel to the law firm of McGuireWoods LLP and was a partner of that firm from 2001 to 2011. Mr. Burns served in various executive capacities with United Dominion Industries Limited, a diversified industrial manufacturer, from 1989 until that firm was acquired in 2001, including as Senior Vice President and General Counsel from 1993 to 1996, Executive Vice President and Chief Administrative Officer in 2000 and as president of various operating segments and divisions from 1996 to 1999 and from 2000 to 2001. He is a director of several privately held companies. Mr. Burns earned a B.A. from Furman University and a J.D. from the Duke University School of Law and completed the Advanced Management Program at Duke University’s Fuqua School of Business.

Qualifications:

Mr. Burns’ legal expertise, his extensive merger and acquisitions background and experience and his experience as a member of senior management of a large diversified industrial company, for which he held a number of positions, including General Counsel and president of major operating divisions, provides our board with valuable insights on legal and corporate governance matters, evaluation of acquisition alternatives and operating issues.

Diane C. Creel

Age 64

Director since 2009

Prior to her retirement in September 2008, Ms. Creel served from May 2003 as Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste-to-energy systems company. Prior to joining Ecovation, Ms. Creel served as Chief Executive Officer and President of Earth Tech, Inc., an international consulting engineering firm, from January 1993 to May 2003. She previously served as Chief Operating Officer of Earth Tech from 1987 to 1993 and Vice President from 1984 to 1987. Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scott from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners from 1971 to 1976. Ms. Creel has a B.A. and M.A. from the University of South Carolina.

Public company directorships in the last five years:

•	Allegheny Technologies Incorporated

•	Timken Corporation

•	Foster Wheeler Ltd. (former)

•	Goodrich Corporation (former)

Qualifications:

Ms. Creel’s extensive senior management experience, including her service as CEO of two companies for a combined fifteen years, allows her to provide our board of directors with meaningful guidance with respect to mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, and executive compensation and benefits.

Gordon D. Harnett

Age 70

Director since 2002

Mr. Harnett has served as the Non-executive Chairman of the Board of EnPro since 2010. He retired as Chairman and Chief Executive Officer of Materion Corporation (formerly known as Brush Engineered Materials Inc.), a provider of metal-related products and engineered material systems, in May 2006. Prior to joining Materion Corporation in 1991, Mr. Harnett served from 1988 to 1991 as a Senior Vice President of B.F. Goodrich Company (now known as Goodrich Corporation), and from 1977 to 1988, he held a series of senior executive positions with Tremco Inc., a wholly owned subsidiary of Goodrich, including President and Chief Executive Officer from 1982 to 1988. Mr. Harnett received a B.S. from Miami University and an M.B.A. from Harvard University.

Public company directorships in the last five years:

•	Acuity Brands, Inc.

•	PolyOne Corporation (lead director)

•	The Lubrizol Corporation (former)

Qualifications:

Mr. Harnett brings to our board of directors a deep knowledge of the manufacturing industry, leadership experience from serving as Chairman and Chief Executive Officer of a multinational corporation, a broad understanding of international operations gained through a variety of senior leadership positions and corporate governance expertise from his service, including as lead director, on other companies’ boards of directors.

David L. Hauser

Age 61

Director since 2007

From August 2010 until March 2011, Mr. Hauser served as a consultant to FairPoint Communications, Inc., a communications services company. From July 2009 to August 2010, Mr. Hauser served as Chairman of the Board and Chief Executive Officer of FairPoint Communications, Inc. In October 2009, FairPoint Communications and all of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. In evaluating this event with respect to the nomination of Mr. Hauser for reelection to the board of directors, the Nominating and Corporate Governance Committee considered the well-publicized challenges facing FairPoint Communications at the time Mr. Hauser accepted his position as Chairman of the Board and Chief Executive Officer, his awareness of those challenges and his commitment to FairPoint Communications in the face of those challenges. The Nominating and Corporate Governance Committee and the full board support the nomination of Mr. Hauser for re-election to the board in 2013.

Prior to joining FairPoint Communications, Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. Mr. Hauser served as Group Executive and Chief Financial Officer of Duke Energy Corporation from April 2006 until June 30, 2009, and as Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was acting Chief Financial Officer from November 2003 to February 2004 and Senior Vice President and Treasurer from June 1998 to November 2003. During his first 20 years with Duke Energy Corporation, Mr. Hauser served in various accounting positions, including controller. Mr. Hauser is a member of the board of trustees of Furman University and a member of the board of trustees of the University of North Carolina at Charlotte. Mr. Hauser has retired as a member of the North Carolina Association of Certified Public Accountants. Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte.

Public company directorships in the last five years:

•	FairPoint Communications, Inc. (former)

Qualifications:

Along with his experience and expertise in strategic and corporate planning, Mr. Hauser, as the former Chief Financial Officer of a major corporation and through his experience and training in various other accounting and financial reporting roles, provides our board of directors with valuable insight into accounting, financial controls and financial reporting matters.

Wilbur J. Prezzano, Jr.

Age 72

Director since 2006

Mr. Prezzano has served as a director since 2006. He retired as Vice Chairman of Eastman Kodak Company, a manufacturer of photographic equipment and supplies, in January 1997, having served in various management roles at Eastman Kodak prior to that time. Mr. Prezzano recently served on the board of trustees of Charleston Day School and served as Chairman of the Board of the Medical University of South Carolina Foundation. Mr. Prezzano received a B.S. in economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

Public company directorships in the last five years:

•	Roper Industries, Inc.

•	Snyder’s-Lance, Inc.(lead director)

•	TD AMERITRADE Holding Corporation

•	The Toronto-Dominion Bank

Qualifications:

Through his strong leadership background, including serving as Vice Chairman of a large multinational corporation, along with his experience in international operations and service on the boards of directors of several other companies in diverse industries, Mr. Prezzano provides our board of directors with a broad-based perspective and understanding important to our company’s operations and growth.

Kees van der Graaf, 62

Age 62

Director since 2012

Between 2008 and 2011, Mr. van der Graaf served as an Executive-in-Residence with IMD International, an international business school based in Lausanne, Switzerland. In 2011, he also served as Co-director of the IMD Global Center. Prior to joining IMD, Mr. van der Graaf enjoyed a 32-year career with Unilever NV and Unilever PLC which operate the Unilever Group, a multinational supplier of fast-moving consumer goods. At Unilever, Mr. van der Graaf served as President of Ice Cream and Frozen Foods — Europe from 2001 to 2004 and as a member of the Board and Executive Committee of Unilever NV and Unilever PLC from 2004 to 2008 with responsibilities during that period for the Global Foods division and later for European Business group. Mr. van der Graaf is a member of the board of directors of Ben & Jerry’s, a wholly owned subsidiary of Unilever, which is charged with preserving and expanding Ben & Jerry’s social mission, brand integrity and product quality. He is also a member of the supervisory boards of several privately held European-based companies and serves as chairman of the supervisory board of the University of Twente in The Netherlands. Mr. van der Graaf received a degree in mechanical engineering and an M.B.A. from the University of Twente.

Public company directorships in the last five years:

•	Carlsberg A/S

Qualifications:

Mr. van der Graaf brings to our board of directors extensive experience in executive management positions in global public corporations and a geographic background and management experience in European markets, business environments and practices.

Board leadership structure

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed of our business through discussions with the Chairman and the officers, by reviewing materials provided to them, and by participating in meetings of the board and its committees. In addition, at least once per quarter, the non-management directors meet in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors, Mr. Harnett.

Since the inception of our company, we have maintained separate the positions of Chairman of the Board of Directors, which is a non-executive position filled by an independent director, and Chief Executive Officer, who is the principal executive officer of our company. We believe that this structure continues to be appropriate for our company given the individuals serving in those positions, particularly the experience of our current Chairman as a former chief executive officer of a publicly held diversified industrial manufacturer supplying a wide variety of industries and as the lead independent director of another public company, his knowledge of and familiarity with our company and its businesses through his service on our board of directors from our inception as a public company in 2002, and his ability to serve as a sounding board for our Chief Executive Officer.

Committee structure

Our board of directors has four committees: an Executive Committee, an Audit and Risk Management Committee, a Compensation and Human Resources Committee, and a Nominating and Corporate Governance Committee. In order to maximize board efficiency, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices — Director Independence.”

Each board committee operates in accordance with a written charter that the board has approved. You may obtain copies of these charters on our website at www.enproindustries.com by clicking on “Investor” and then “Corporate Governance” and looking under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The current members of the Executive Committee are Mr. Macadam (Chairman), Mr. Browning and Mr. Harnett. The Executive Committee did not meet in 2012, but acted by unanimous written consent on one occasion. The primary function of this committee is to exercise the powers of the board as and when directed by the board or when the board is not in session, except those powers which, under North Carolina corporate law, may not be delegated to a committee of directors.

Audit and Risk Management Committee. The Audit and Risk Management Committee, or Audit Committee, met four times in 2012. It assists the board in monitoring the integrity of our financial statements, compliance with legal and regulatory requirements, management of significant risk areas (including insurance, pension, asbestos, environmental and litigation) and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm. This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees. Mr. Hauser is the current committee chairman.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee, or Compensation Committee, met four times in 2012. Mr. Browning is the current committee chairman. The primary function of the Compensation Committee is to assist the board and management in exercising oversight concerning the appropriateness and cost of our compensation and benefit programs, particularly for executives. The Compensation Committee sets the salaries and annual bonus and long-term award opportunities for our senior executives, assesses the performance of our CEO, and oversees succession planning programs. The committee has delegated responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans to a benefits committee consisting of members of management. However, the Compensation Committee has expressly retained the authority to approve benefit plan amendments (other than amendments resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the Compensation Committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once per year.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met five times in 2012. The primary function of this committee is to assist the board and management in exercising sound corporate governance. This committee identifies and nominates individuals who are qualified to become members of the board, assesses the effectiveness of the board and its committees, and recommends board committee assignments. It also reviews various corporate governance issues, including those items discussed below under “Corporate Governance Policies and Practices.” Mr. Harnett currently chairs this committee.

Risk oversight

As discussed above, the Audit and Risk Management Committee assists the board in monitoring compliance with legal and regulatory requirements and the management of significant risk areas (including insurance, pension, asbestos, environmental, litigation and all incentive compensation plans, including for non-executive personnel). The company’s internal audit group periodically performs an enterprise risk analysis of the company and reports the results of its analysis to the

Audit and Risk Management Committee. The head of the internal audit group reports directly to the Audit and Risk Management Committee and customarily attends meetings of that committee. In addition, the company’s General Counsel customarily attends meetings of the Audit and Risk Management Committee. All of our independent directors currently serve on the Audit and Risk Management Committee.

Meetings and attendance

The board met seven times in 2012. All directors attended at least 75% of the total number of meetings of the full board and of the board committees on which they serve, other than Mr. van der Graaf. Mr. van der Graaf, first elected as a director in 2012, attended all meetings of the board and board committees on which he served after his election in May 2012, except for a set of board and committee meetings held in October 2012 which Mr. van der Graaf could not attend due to a commitment existing at the time of his election to the board. Mr. van der Graaf attended, as a guest, meetings of the board and board committees held on the morning of and the day preceding his election as a director at the 2012 annual meeting of shareholders. Had he been a director at the time of those meetings, he would have attended at least 75% of the total number of meetings of the full board and of the board committees on which he serves.

It is our policy to encourage all directors to attend the annual meeting of shareholders. All of our current directors then in office and Mr. van der Graaf attended our 2012 annual meeting.

Corporate governance policies and practices

Our board of directors and management firmly embrace good and accountable corporate governance and believe that an attentive, performing board is a tangible competitive advantage. To that end, the board has undertaken substantial efforts to ensure the highest standards of corporate governance.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the New York Stock Exchange (NYSE) and the SEC. Among other things, these guidelines specify that:

•	normally only the CEO should be an employee director;

•	a substantial majority of the members of the board should be independent directors;

•	the board should hold regularly scheduled executive sessions without management present;

•	board members should attend our annual shareholders’ meeting; and

•	the board should evaluate its performance and contributions, and those of its committees, on an annual basis.

Our Corporate Governance Guidelines require any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender a resignation to the board Chairman.

In 2012, we amended our Corporate Governance Guidelines to include a provision that prohibits hedging or monetization transactions with respect to EnPro stock.

We also have a Code of Business Conduct. The Code covers, among other things, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior. It applies to our directors and all of our employees, including our principal executive, financial and accounting officers. Pursuant to the Code, all conflict of interest transactions, including related party transactions we would be required to disclose in our proxy statement, must be presented to a member of our internal Corporate Compliance Committee or an attorney in our legal department, who are authorized by the Code to present such transactions to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not otherwise establish specific procedures and policies for the approval or ratification of conflict of interest transactions, and we would develop such procedures on a case-by-case basis as the need arises. Each year, we ask all members of the board and all officers to certify their compliance with the Code. Each member of the board and each officer certified compliance without exception in the first quarter of 2013.

Copies of our Corporate Governance Guidelines and Code of Business Conduct are available on our website at www.enproindustries.com. From our home page, click on the “Investor” tab and then on “Corporate Governance.”

Director independence

As described in our Corporate Governance Guidelines, the board believes that a substantial majority of the board should consist of independent directors. At its February 2013 meeting, the board of directors made a determination as to the independence of each of its members in 2013. In making these determinations, the board used the definition of an “independent director” in the NYSE listing standards and the categorical standards set forth in our Corporate Governance Guidelines. Under these guidelines, a director will be independent only if the board affirmatively determines that the director has no material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us).

Under our Corporate Governance Guidelines, a director will not fail to be deemed independent solely as a result of a relationship we have with an organization with which the director is affiliated as a director, partner, shareholder or officer, so long as:

•	the relationship is in the ordinary course of our business and is on substantially the same terms as those generally prevailing at the time for comparable transactions with non-affiliated persons; and

•	in the event of a relationship involving extensions of credit to us, the extensions of credit have complied with all applicable laws and no event of default has occurred.

In addition, under the guidelines, the board cannot conclude that a director is independent if he or she falls into one of the following categories:

•	the director is, or has been within the last three years, an employee of ours, or an immediate family member is, or has been within the last three years, an executive officer of ours;

•

the director or an immediate family member has received more than $120,000 during any 12-month period within the last three years in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

the director or an immediate family member is a current partner of our auditor; the director is a current employee of our auditor; the director has an immediate family member who is a current employee of our auditor and who personally works on our audit; or the director or an immediate family member was within the last three years a partner or employee of our auditor and personally worked on our audit within that time;

•

the director or an immediate family member is, or has been in the past three years, part of an interlocking directorate in which an executive officer of ours serves on the compensation committee of another company that employs the director;

•

the director is a current employee, or an immediate family member is a current executive officer, of a company that we do business with, and that company’s sales to or purchases from us in any of the last three fiscal years exceeded the greater of $1,000,000 or 2% of the other company’s consolidated annual revenues; or

•

the director or the director’s spouse serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to such organization exceeded the greater of $1,000,000 or 2% of the other organization’s annual revenues.

To assist in the board’s independence determinations, each director completed a questionnaire that included questions to identify any relationships with us or with any of our executive officers or other directors. After discussing all relationships disclosed in the responses to these questionnaires, the board determined that Mr. Botts, Mr. Browning, Mr. Burns, Ms. Creel, Mr. Harnett, Mr. Hauser, Mr. Prezzano and Mr. van der Graaf are independent because none has a material relationship with the company other than as a director. As our Chief Executive Officer and President, Mr. Macadam is automatically disqualified from being an independent director.

“Audit committee financial expert”

The board of directors has determined that Mr. Hauser, the chairman of the Audit Committee, is an “audit committee financial expert” as that term is defined in Item 401(h) of the SEC’s Regulation S-K. At its February 2012 meeting, the board determined that Mr. Hauser, through his education and experience as a certified public accountant and his prior experience as the Chief

Financial Officer of Duke Energy Corporation, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;

•

experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

Director candidate qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business experience, the composition of the existing board, matters of diversity (including diversity in professional experience and industry background), and the candidate’s existing commitments to other businesses. In addition, all candidates must meet the requirements set forth in our Corporate Governance Guidelines. Those requirements include the following:

•	candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy;

•

candidates should possess expertise that is useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision making;

•

candidates should be willing to devote the required amount of time to the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years to allow for the development of sound knowledge of our business and principal operations;

•	candidates should be without any significant conflict of interest; and

•

candidates must be at least 18 years old and no candidate shall be nominated by the board of directors for election or re-election as a director after reaching age 72 unless the Nominating and Corporate Governance Committee and our board of directors, by a vote of a majority of directors not subject to such a determination, specifically determine that, in light of all the circumstances, it is in the best interests of our company and our shareholders that such candidate be nominated for election or re-election.

The Nominating and Corporate Governance Committee will consider recommending for nomination director candidates recommended by shareholders. Shareholders who wish to suggest that the board nominate a particular candidate should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209 in accordance with the timeline and procedures set forth in our bylaws for shareholders to nominate directors themselves. See “Shareholder Proposals” for a description of the requirements to be followed in submitting a candidate and the content of the required statements.

Nomination process

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The Nominating and Corporate Governance Committee may also engage the services of a third party to identify and evaluate candidates. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee (or the committee Chairman) interviews that candidate if the committee believes the candidate might be a suitable director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee concludes that a candidate would be a valuable addition to the board and that the candidate meets all of the requirements for board membership, it will recommend to the full board that the candidate be nominated for election (or appointed, if the purpose of the committee’s search was to fill a vacancy).

Mr. Botts was first elected as a director in July 2012 by the board of directors to fill a vacancy created by the board’s decision to increase the size of the board.

Mr. Botts had initially been recommended by a third party consultant who, at the time, was assisting us with leadership development activities. The Nominating and Corporate Governance Committee evaluated Mr. Botts and the other potential candidates and recommended that the board of directors expand the size of the board and elect Mr. Botts to fill that vacancy.

Before recommending a sitting director for re-election, the Nominating and Corporate Governance Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above) and applicable rules and requirements of the SEC and NYSE. This process includes a review on behalf of the Nominating and Corporate Governance Committee of the responses to the annual director questionnaires.

Mr. Prezzano is age 72. The determination to nominate him for re-election as a director was made by a unanimous vote of the Nominating and Corporate Governance Committee and our board of directors, other than Mr. Prezzano who recused himself from the vote in each instance. In making this determination, the

Nominating and Corporate Governance Committee and board of directors evaluated Mr. Prezzano’s performance as a director, as well as the recent substantial changes in the composition of the board of directors as other directors have retired from service, and the desirability of maintaining a level of continuity on the board of directors during the pendency of GST’s asbestos claims resolution process.

Our directors share certain characteristics and attributes that we believe are critical to effective board membership, including sound and mature business judgment essential to intelligent decision-making, experience at the policy-making level at a business, integrity and honesty, and the ability to collaborate in an effective manner at a board level. These characteristics and attributes and the specific employment and leadership experiences and other qualifications listed for each of our directors in his or her biography found above under the caption “Nominees for Election” led to the conclusion that these individuals should be nominated for election.

Communications with the board

Shareholders and other interested parties can send communications to the board anonymously and confidentially by means of the EnTegrity Assistance Line. You can find instructions for using the EnTegrity Assistance Line on our website at www.enproindustries.com. An independent third party staffs the line. We have instructed this third party that any report addressed to the board of directors be forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Reports not addressed to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee regarding the investigation and resolution of all reports of alleged misconduct (financial or otherwise).

Shareholders and other interested parties also may send written correspondence to the board care of our Secretary, addressed to 5605 Carnegie Boulevard,

Suite 500, Charlotte, North Carolina 28209. The board has established procedures for the handling of communications from shareholders and other interested parties and directed our Secretary to act as the board’s agent in processing these communications. All communications regarding matters that are within the scope of the board’s responsibilities are forwarded to the board Chairman, a non-management director. Communications regarding matters that are the responsibility of one of the board’s committees are also forwarded to the chairman of that committee. Communications that relate to ordinary business matters, such as customer complaints, are sent to the appropriate business. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but the Secretary will make them available to any director who wishes to review them.

In addition, security holders and other interested parties who attend our annual shareholders’ meeting will have an opportunity to communicate directly with the board.

Director compensation

Directors who are also employees receive no compensation for serving on our board. Our non-employee directors receive the following compensation:

•	an annual cash retainer of $75,000, paid in quarterly installments;

•	an annual fee of $6,000, paid in cash quarterly, for the chairman of our Compensation and Human Resources Committee;

•	an annual fee of $8,000, paid in cash quarterly, for the chairman of our Audit and Risk Management Committee;

•

an additional annual fee of $40,000, paid in cash installments quarterly, for our Chairman for his service in that capacity and for his service as chairman of the Nominating and Corporate Governance Committee;

•	a grant of phantom shares upon a director’s initial election or appointment to the board in an amount determined by the Nominating and Corporate Governance Committee; and

•	an annual grant of phantom shares equal in value to $75,000.

Phantom shares are generally granted to non-employee directors at the first board meeting each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director retires from the board.

The board adopted stock ownership requirements pursuant to which a director has until July 2013, five years after the date on which the requirements were adopted, or five years after the individual becomes a director, whichever is later, to accumulate ownership of shares having a value of at least $350,000. In October 2012, the board increased the stock ownership requirements to equal five times the annual cash retainer paid to directors. Phantom shares count toward the threshold established under our stock ownership requirements. If a director fails to maintain the required level of ownership, the director is required to retain 50% of any shares received under any company equity award plan until he or she satisfies the requirements. We examine compliance with this policy at our board of directors meeting held in February of each year. As of February 5, 2013, the date of our February 2013 Compensation and Human Resources Committee meeting, all directors who have served on the board for at least five years complied with the requirements.

Non-employee directors may participate in our Deferred Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may defer receipt of all or part of the cash portion of their annual retainer fee. Participants choose between two investment alternatives, a cash account and a stock account. Deferred fees in a director’s cash account are credited with an investment return based on the director’s selection from the same menu of investment options available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Deferred fees in a director’s stock account are credited with stock units that each have a value on a given date equal to the fair market value of one share of our common stock on that date. All amounts deferred are payable when a director retires from the board. The following non-employee directors have the following deferred compensation balances under the plan as of December 31, 2012: Mr. Botts, 407 stock units; Mr. Browning, 7,599 stock units; Mr. Harnett, $161,773.22 and 6,483 stock units; Mr. Hauser, $260,092.23 and 4,380 stock units; and Mr. Prezzano, 14,956 stock units.

The following table presents the compensation we paid to all non-employee directors for their service in 2012, including a non-employee director who retired from service during 2012.

2012 Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2) (c)	Total ($) (h)
Thomas M. Botts (3)	31,386	31,248	62,634
Peter C. Browning	81,000	75,000	156,000
B. Bernard Burns, Jr.	75,000	75,000	150,000
Diane C. Creel	75,000	75,000	150,000
Gordon D. Harnett	115,000	75,000	190,000
David L. Hauser	83,000	75,000	158,000
Wilbur J. Prezzano, Jr.	75,000	75,000	150,000
Kees van der Graaf (4)	49,863	43,768	93,631
Former Director
J.P. Bolduc (5)	25,343	34,111	54,454

(1)	Messrs. Hauser and Botts deferred $83,000 and $15,693, respectively, of the fees earned in 2012 pursuant to our Deferred Compensation Plan for Non-Employee Directors. Of these amounts, Messrs. Hauser and. Botts elected to defer $41,500 and $15,693, respectively, into a stock account and as a result an aggregate of 1,075 and 407 stock units, respectively, were credited to them under our Deferred Compensation Plan for Non-Employee Directors. The grant date fair value of such stock units is equal to the dollar amount of the fees deferred into these stock accounts.

(2)	On February 6, 2012, each individual then serving as non-employee member of the board received a grant of 1,992 phantom shares to be settled in shares of common stock. Mr. Bolduc received a grant of 906 phantom shares. The stated value is based on the closing price of our common stock on the preceding date, which was $37.65 per share. Mr. van der Graaf and Mr. Botts received awards in connection with their respective elections to the board of directors of 1,269 phantom shares and 906 phantom shares, respectively, to be settled in shares of common stock. The stated value is based on the closing price of our common stock on the date preceding the award, which was $34.49 per share. As of December 31, 2012, the non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

Director	Number of Phantom Shares
Thomas M. Botts	906
Peter C. Browning	26,849
B. Bernard Burns, Jr.	1,992
Diane C. Creel	6,877
Gordon D. Harnett	26,849
David L. Hauser	13,842
Wilbur J. Prezzano, Jr.	14,813
Kees van der Graaf	1,269
Former Director:
J.P. Bolduc	8,797

(3)	Mr. Botts joined the Board of Directors on July 31, 2012.

(4)	Mr. van der Graaf joined the Board of Directors on May 2, 2012.

(5)	Mr. Bolduc retired from the board of directors on May 2, 2012.

Audit Committee report

The Audit Committee oversees the quality and integrity of our financial reporting processes and our systems of internal accounting controls. Management is responsible for preparing our financial statements and for establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (PricewaterhouseCoopers), our independent registered public accounting firm for 2012, regarding our audited 2012 consolidated financial statements and our internal control over financial reporting. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and that our internal control over financial reporting was effective as of December 31, 2012. The Audit Committee has reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 114,

as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers relating to the independence of that firm that are required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers that firm’s independence from us.

The Audit Committee has further discussed with our internal auditors and PricewaterhouseCoopers the overall scope and plans for their respective 2012 audits. The Audit Committee met with the internal auditors and PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

In reliance upon the Audit Committee’s discussions with management and PricewaterhouseCoopers and the Audit Committee’s review of the representation of management and the report of PricewaterhouseCoopers to the Audit Committee, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the SEC.

Audit and Risk Management Committee

Thomas M. Botts

Peter C. Browning

B. Bernard Burns, Jr.

Diane C. Creel

Gordon D. Harnett

David L. Hauser

Wilbur J. Prezzano, Jr.

Kees van der Graaf

February 5, 2013

Compensation and Human Resources Committee report on executive compensation

The Compensation and Human Resources Committee is responsible for developing and overseeing the implementation of our compensation philosophy and strategy. The committee assists the board of directors by exercising oversight concerning the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2012.

Compensation and Human Resources Committee

Thomas M. Botts

Peter C. Browning

B. Bernard Burns, Jr.

Diane C. Creel

Gordon D. Harnett

David L. Hauser

Wilbur J. Prezzano, Jr.

Kees van der Graaf

February 5, 2013

Compensation discussion and analysis

This compensation discussion and analysis provides information about our 2012 compensation program for the following executive officers (collectively, “named executive officers” or “NEOs”) listed in the summary compensation table appearing in this proxy statement:

•	Stephen E. Macadam, our President and Chief Executive Officer (and our principal executive officer);

•	Alexander W. Pease, a Senior Vice President and our Chief Financial Officer (and our principal financial officer);

•	Richard L. Magee, Senior Vice President;

•	Dale A. Herold, Division President, Garlock; and

•	Anthony R. Gioffredi, Division President, Compressor Products International.

The inclusion of Messrs. Herold and Gioffredi in the summary compensation table reflects decisions made in 2012 to include division presidents in certain company-wide policymaking decisions as part of their expanded roles as members of EnPro’s Executive Council.

We design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is significantly stock-based in order to ensure our executives have common interests with our shareholders;

•	enhances retention of our executives by subjecting much of their total compensation to multi-year vesting;

•	links a significant portion of total pay to the execution of strategies intended to create long-term shareholder value;

•	provides our executives with an opportunity for competitive total pay; and

•	does not encourage our executives to take unnecessary or excessive risks.

Our executive compensation program is designed to tie pay to both annual and long-term performance. We have generally accomplished this by making annual and three-year incentive awards, with the amount to be paid under these awards based on our achievement of absolute performance goals established at the time these awards are made. Under these awards, poor performance leads to little or no actual payment while superior performance leads to significant payments relative to salary levels.

The following charts set forth the relative portion of the total 2012 in-service compensation of our CEO and the average of the other four NEOs attributable to base salary, annual performance based cash compensation, long-term incentive performance-based cash compensation, long-term incentive performance-based equity compensation, other long-term equity compensation in the form of restricted stock units and other in-service (i.e., non-retirement) compensation.

In addition to incentivizing superior performance, another primary objective of our executive compensation program is to retain our executive officers. We also desire to be in a position to replace them with other high-caliber individuals should that need arise. A competitive pay package is vitally important to meet these objectives. Accordingly, it has been our practice to establish salaries and benefits, including post-employment benefits, at competitive levels.

Our CEO’s salary has not changed since he was hired in 2008. In order to attract our CEO to EnPro in 2008, we provided a salary that was well above the median of our peer group. Each year since the CEO’s hire, our Compensation and Human Resources Committee (which we refer to in this section of the proxy statement as the “committee”) has taken into consideration the fact the CEO’s salary is above the median and decided not to increase the CEO’s salary.

Our compensation program allows the committee and the board of directors to determine pay based on a comprehensive view of factors designed to produce long-term business success. The correlation between our financial results and the compensation awarded to executive officers demonstrates the success of this approach.

The following chart sets forth the total compensation, as reported in the summary compensation table in our annual proxy statements, paid to our CEO for each of the full years he has served as our CEO, as well as our earnings before interest, taxes, depreciation, amortization expense, asbestos expense and other selected items (or, adjusted EBITDA-A), a primary metric we use to evaluate our performance and one used in determining annual and long-term incentive compensation, during this period.

(Annex A to this proxy statement sets forth the calculation of adjusted EBITDA-A, which is not a measure under U.S. generally accepted accounting principles. The financial results of GST LLC have not been included in our consolidated financial results since June 5, 2010, when GST filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code as the initial step in a process to resolve all current and future asbestos claims. However, because GST LLC continues to be our subsidiary, oversight of this business and its financial results continues to be a responsibility of our executive officers and the financial measures used under our incentive compensation plans include GST LLC’s results, the performance of this business since June 5, 2010 has been separately included in this chart.)

Business highlights

In 2012, we continued to achieve significant strategic objectives despite an increasingly difficult economic environment. In 2012, our accomplishments included:

•

Achieving modest organic sales growth despite contractions in many of our European markets and only slight increases in activity in many of our North American markets. Our growth under these circumstances shows the results of strategies that have allowed us to set premium prices for our products, based on their quality, reliability, and ability to meet the critical needs of our customers, and to increase our share of the markets in which we compete.

•

Restructuring to improve efficiencies, reduce costs and optimize returns in difficult market conditions. These actions include a clearly defined plan to increase the profitability of our Compressor Products International business as it faces lower than expected levels of demand in many of its markets. They also include steps that position the European operations of all of our businesses to compete effectively in an uncertain economic environment.

•

Continued success in the integration of acquisitions. Over the past several years, we have invested in acquisitions that give us access to new, faster growing markets and that expand the products we offer to our traditional markets. As we have integrated these acquisitions into our sales channels and our programs for enterprise excellence, their contributions to our results has improved. In 2012, acquisitions we completed in 2011 and 2012 contributed $35 million or 20% of our earnings before interest expense, income taxes, depreciation and amortization, and they are well on their way to meeting our long-term value goals.

•

Completing the acquisition of Motorwheel, a business which makes lightweight brake drums for heavy-duty trucks, adding depth to the braking product line offered by our Stemco business and allowing us to further leverage its sales network. The Stemco brand is among the most widely recognized in the heavy-duty truck market; the addition of Motorwheel gives Stemco a complete suite of brake products and full access to a nearly $1 billion market for brake products in the heavy duty truck industry.

•

Supporting the ongoing efforts of our subsidiary, GST, to reach a permanent resolution of all current and future asbestos claims against it through provisions of the U.S. Bankruptcy Code. We believe GST is positioned to provide ample evidence in the Bankruptcy Court that its asbestos-containing products were safe and not the cause of any asbestos-related disease and that its historical settlements of asbestos claims were unfairly inflated by abuses prevalent in the tort systems of the various states where these claims were tried. We believe a fair resolution of these clams in the Bankruptcy Court should result in the return of substantial value to EnPro shareholders.

The benefit of these accomplishments in 2012 was reflected in the performance of our stock during the year. Our share price increased by 24%, exceeding the 23.1% median of our compensation peer group and well ahead of the Standard & Poor’s 500 Index, which increased 13.4% for the year, and the Russell 2000 Index, which increased 14.6%.

Shareholder engagement following 2012 vote

At our 2012 annual meeting, 63% of the votes cast were voted in favor of a non-binding resolution to approve the compensation paid to our named executive officers. The resolution was fully described in our proxy statement for that meeting. Because 37% of the votes cast were voted against the non-binding resolution, we engaged in a wide-ranging dialogue with numerous shareholders, including many of our largest shareholders. We concluded from this dialogue, including discussions with those we learned voted “against” the non-binding resolution, that there was no consensus recommendation for any specific change to the design of our compensation program.

The committee has carefully considered the results of the 2012 shareholder vote and the diverse views expressed by shareholders who provided us with feedback. Several shareholders who voted “against” the resolution noted that the compensation paid to our CEO does not appear to be aligned with the performance of our stock price as compared to our peers. The committee believes that a formula-based approach that relies heavily on one- or three- year total shareholder return (TSR) does not take into account the complexities created by the asbestos claims resolution process (or, ACRP) involving our subsidiary, GST. Rather than move to a TSR model for compensation, the committee has taken a number of actions, described in “—Changes to 2013 compensation program” below, to further align management’s interests with the interests of shareholders.

The committee is committed to continued engagement with all shareholders to fully understand diverse viewpoints, while discussing and demonstrating the link between our executive compensation program and the long-term performance of our businesses.

Changes to 2013 compensation program

The committee has made the following changes to our compensations program:

•

fundamentally changed the design of our long-term incentive compensation plan to set an enduring standard by which to measure and reward performance based on the creation of equity value (which is discussed in more detail below);

•

raised stock ownership and retention requirements not only for the NEOs, but for all senior leaders (for more information, see “—Compensation program design—Stock ownership and retention requirements” below);

•

adjusted our long-term compensation program to shift a greater proportion of the target compensation opportunity to be payable in our stock rather than in cash, with the value at target level of our long-term compensation awards being split equally among performance shares, long-term incentive cash compensation awards and restricted stock units;

•

modified the peer group used for compensation benchmarking purposes to drop two companies that are now significantly larger than the company and to add three companies whose size and products are comparable to those of the company (for more information, see “—Compensation program design—Market competitiveness analyses” below), which more closely aligns the composition of this group to that of the peer group most recently used by independent proxy advisory firms; and

•

adopted a compensation program to incent officers to defer annual incentive compensation into accounts the value of which is based on the value of our common stock (for more information, see“—Compensation analysis—Retirement and other post-termination compensation—Deferred compensation and management stock plans” below).

For awards under our long-term incentive compensation plan we have historically used metrics such as cumulative earnings per share and cumulative EBITDA-A measured over a three-year performance cycle. Rapidly changing business conditions in recent years have made setting appropriate three-year performance targets particularly difficult.

Beginning with the 2013-2015 performance cycle, the committee has adopted a new plan design using an “enduring standard” by which to measure and reward performance. This standard compares the company’s calculated growth in equity value over the 3-year performance period to a defined cost of equity. The committee believes that the new plan design holds management accountable for not only earnings growth, but also the quality of any investments. It aligns management’s interests with those of shareholders by rewarding the creation of equity value in excess of the company’s defined cost of equity. Unlike a formula based solely on total shareholder return, payouts under the equity value plan are not subject to broader movements in the stock market, which are largely outside of management’s control.

To qualify incentive compensation awards for deductibility by the company under Tax Code Section 162(m), the committee typically establishes incentive compensation opportunities in February of each year. Accordingly, the compensation program and incentive compensation awards for 2012 were set in February 2012, before the shareholder vote at the 2012 annual meeting. The changes which we have implemented to our compensation program in consideration of the non-binding shareholder vote on executive compensation at our 2012 annual meeting and to address shareholder feedback will affect compensation to be paid for 2013 and future years.

Compensation practices

All of our non-management directors sit on our Compensation and Human Resources Committee. The committee’s primary function, as delegated to it by our board, involves oversight concerning the appropriateness and cost of our compensation programs, particularly the program for executive officers. The committee also approves all change in control agreements, the officers’ participation in all benefit and retirement plans and all material changes to these plans. The following discusses our general practices with respect to evaluating and awarding executive compensation.

The role of the executive officers

In reviewing the compensation of the CEO and the other executive officers, the committee is advised by its independent executive compensation consultant and our human resources staff. It is the committee’s practice to request and consider proposals by the CEO as to the appropriate levels of salary and incentive award opportunities for all executive officers other than the CEO. The committee establishes the CEO’s compensation independently of that of the other executive officers, so that an increase in the compensation of those officers, as proposed by the CEO, does not form the basis for a corresponding increase in the CEO’s compensation.

To set performance measures and levels for our annual and long-term incentive plans, our executive officers review the forecasts for each of our operating units, key economic indicators affecting our businesses, historical performance, recent trends, and our strategic plans. Our executive team proposes performance measures that it believes to be most important and meaningful to the achievement of our strategic goals. The executive team also proposes what it believes to be the appropriate weighting to give to each factor in the calculation of the overall incentive awards, and threshold, target and maximum payout levels appropriate for each of the performance measures we choose.

The committee, with the advice of its independent executive compensation consultant, reviews the proposed performance measures and weightings each December. At a subsequent meeting in February, the committee reviews and approves threshold, target and maximum payout levels and makes the final determination of what performance measures, weightings and payout levels will be used for each incentive award. The committee often directs members of management to work with its independent executive compensation consultant to provide information and otherwise help with the consultant’s analyses. However, the committee does not delegate any of its decision making authority to executive officers or other members of management.

The role of the executive compensation consultant

The committee has engaged Pearl Meyer & Partners to serve as its independent executive compensation consultant. At the committee’s request, Pearl Meyer & Partners does not provide any services to our company other than the assistance it provides to the committee.

The executive compensation consultant reports directly to the committee on all work assignments from the committee. In addition, Pearl Meyer & Partners confers with management from time to time at the request of the committee chairman.

Pearl Meyer & Partners’ work for the committee for 2012 included:

•

analyzing the competitiveness of our executive compensation programs in 2012, which included a benchmarking study comparing the compensation paid to our top 15 executives to their counterparts at peer companies;

•	providing information about market trends in executive and director pay practices;

•	advising on compensation program design and structure;
•	reviewing the relationship between executive compensation and company performance;

•	reviewing the competitiveness of director compensation; and

•	assisting in the preparation of our proxy statement.

The independence of the executive compensation consultant

The committee has concluded that its compensation consultant, Pearl Meyer & Partners, is independent and does not have a conflict of interest in its engagement by the committee. In making this conclusion, the committee considered the following factors confirmed to the committee by the compensation consultant:

•	Pearl Meyer & Partners provides no other services to EnPro; it provides only executive and director compensation advisory services to the committee;

•	Pearl Meyer & Partners’ fees from us in 2012 represent less than 1% of its total revenue for 2012;

•	Pearl Meyer & Partners maintains a conflicts policy to prevent a conflict of interest or other independence issues;

•	none of the individuals on the Pearl Meyer & Partners team assigned to the engagement has any business or personal relationship with members of the committee outside of the engagement;

•

neither the individuals on the Pearl Meyer & Partners team assigned to the engagement, nor to our knowledge, Pearl Meyer & Partners, has any business or personal relationship with any of our executive officers outside of the engagement;

•	none of the individuals on the Pearl Meyer & Partners team assigned to the engagement maintains any direct individual position in our stock;

•

Pearl Meyer & Partners has regular discussions with only the members of the committee (or select members of the committee) present and when it interacts with management, it is at the committee chair’s request and/or with the chair’s knowledge and approval;

•

none of the individuals on the Pearl Meyer & Partners team assigned to the engagement have provided any gifts, benefits, or donations to us, nor have they received any gifts, benefits, or donations from us; and

•	Pearl Meyer & Partners is bound by strict confidentiality and information sharing protocols.

Compensation program design

Our executive compensation program reflects our corporate policies for executive compensation and stock ownership, which are described below. In designing a compensation program to achieve the objectives of those policies, the committee considered executive compensation and market competitiveness studies described below, internal pay fairness, and comprehensive compensation histories for each of the executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments). In addition, the committee considered the impact of tax and accounting rules, whether the structure of compensation programs would incentivize excessive risk taking and the continued uncertainty regarding the pace of an economic recovery in markets relevant to the company.

Policies regarding executive compensation

The committee has a policy of making variable compensation a significant component of each executive officer’s total compensation. In addition, the more responsibility an executive has, the higher is his variable compensation as a percentage of his total compensation. The term “variable compensation” refers to amounts that vary in amount depending on performance — poor performance leads to little or no awards while superior performance leads to superior payouts. In designing our variable compensation programs and in establishing performance targets, the committee seeks to incentivize continuous improvement in measures important to both our annual and long-term business plans.

The committee has policies aimed at more closely aligning management’s interests with those of our shareholders. The committee systematically includes some form of equity grant, or potential equity grant, as part of our executive compensation program. If our officers own shares of our common stock with values that are significant to them, we believe they will be more likely to act to maximize longer-term shareholder value instead of short-term gain.

When setting targeted in-service compensation for each of our executive officers, the committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted in-service compensation, the committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant, which groups are discussed below.

Stock ownership and retention requirements

Our stock ownership requirements mandate that each executive officer hold shares of our common stock with a market value at least equal to a specified multiple of base salary. The multiple of salary rises with the officer’s level of responsibility. The minimum ownership level for our CEO was increased in 2012 to 5.0 times base salary from 3.0 times base salary, and the minimum levels for the other executive officers were increased in 2012 to a range of 1.5 times to 2.5 times salary from a range of 0.75 times to 1.5 times salary, with all NEOs other than the CEO increased to 2.5 times base salary. Consistent with this policy, the committee has believed it appropriate to provide officers with an opportunity to earn shares as part of the long-term incentive award.

An executive officer has five years after becoming an executive officer to achieve the minimum required stock ownership level, and, for current officers, five years after the 2012 increase in the minimum required stock ownership level to achieve the increased level. If the executive officer fails to maintain the required level of ownership, the executive officer is required to retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units are counted toward the minimum ownership level only after the restrictions lapse.

We examine compliance with this policy at our board of directors meeting held in February of each year. As of February 5, 2013, the date of our February 2013 committee meeting, all of our named executive officers who have been executive officers for at least five years held at least the minimum number of shares.

Anti-hedging policy

We have adopted a policy included in our corporate governance guidelines prohibiting employees, officers and directors from engaging in any hedging or monetization transactions with respect to the company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the company’s securities.

Clawback policy

The committee has adopted a clawback policy that allows for the recovery of performance-based compensation in the event an executive officer engages in fraud or willful misconduct that caused, directly or indirectly, the need for a material restatement of our financial results. This would include annual cash incentive awards under our annual incentive performance plan and cash or equity-based incentive awards under our long-term incentive performance plan. If, in the committee’s view, the performance-based compensation would have been lower if it had been based on the restated results, the committee will, to the extent permitted by law, seek recovery from that executive officer of performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Market competitiveness analyses

In 2010, in connection with setting 2011 compensation target levels, the committee asked its independent executive compensation consultant to update its most recent study comparing our incumbent named executive officers’ salaries, target annual incentive plan awards and target long-term incentive awards to those granted to officers in the same positions at other similarly sized diversified manufacturing companies. The study prepared by Pearl Meyer & Partners used 2009 data from a broad survey group and for a peer group consisting of manufacturing companies ranging in revenues from approximately half to approximately two times our annual revenues, with seven of the 15 companies having revenues greater than the company’s revenues for the twelve months ended June 30, 2010.

Because oversight of GST LLC, our subsidiary which has not been included in our consolidated results since it commenced the ACRP proceedings in 2010, continues to be a responsibility of our executive officers, for purposes of determining our size relative to peers, we include GST LLC’s net sales (which were approximately $240.1 million for the year ended December 31, 2012) with our consolidated revenues. (As noted above, the financial results of GST LLC have not been included in our consolidated financial results since June 5, 2010, when GST filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code as the initial step in a process to resolve all current and future asbestos claims.) The peer group of companies was as follows:

• Actuant Corporation	• Barnes Group, Inc.

• Circor International, Inc.	• Clarcor, Inc.

• Colfax Corporation	• Crane Co.

• Gardner Denver, Inc.	• Graco Inc.

• IDEX Corporation	• Kaydon Corporation

• Nordson Corporation	• Regal Beloit Corporation

• Robbins & Myers, Inc.	• Trimas Corporation

• Woodward, Inc.

We believe that for executive compensation purposes, the relative size and complexity of a company, not the specific category of products manufactured, is more important for compensation comparisons. We believe this peer group and the broader survey group are relevant for this purpose since we believe these types of companies are pertinent competitors for management personnel. During 2012, we modified the list of peer companies by dropping two companies, Gardner Denver, Inc. and Regal Beloit Corporation, that are now significantly larger than the company, and adding three companies, Curtiss Wright Corp., Mueller Water Products, Inc. and Watts Water Technologies, Inc., whose size and products are comparable to those of the company. These changes more closely align the composition of this group to that of the peer group most recently used by independent proxy advisory firms. Information with respect to this modified peer group was used by Pearl Meyer & Partners to prepare a further benchmarking study in October 2012. This more recent study was used by the committee in connection with evaluating target compensation levels set for 2013.

The committee’s executive compensation consultant advised the committee regarding the specific compensation elements we awarded to each of our named executive officers for 2012 as compared to those awarded to executive officers with similar responsibilities of each member of the peer group and the broader survey group. Based on that analysis and the comparisons to the relevant medians of the peer group and survey group, Pearl Meyer & Partners advised the committee with respect to the named executive officers regarding adjustments to base salary, annual incentive award and long-term incentive award. The committee uses peer and survey compensation data to evaluate the reasonableness and competitiveness of the compensation programs and target compensation levels for executive officers.

Evaluation of incentives for excessive risk

In establishing the structure and levels of executive compensation, the committee has been mindful of the potential incentives for risk taking by management to achieve incentives. The committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate against unnecessary or excessive risk taking. The committee has specifically evaluated whether the company’s compensation structure and practices establish incentives for unnecessary or excessive risk taking by management. The committee concluded that the company’s compensation structure and practices do not establish incentives for unnecessary or excessive risk taking by management.

Compensation analysis

The following section discusses and analyzes each element of our executive compensation program, including long-term incentive plan, or LTIP, awards made in 2010 and paid out for the 2010-2012 cycle, and LTIP awards made in 2012 for which scheduled payouts would not occur until 2015.

Annual performance incentive plan awards

The committee provides executive officers with an incentive opportunity each year so that they will have a personal financial incentive to help us reach annual business goals. Annual performance incentive plan awards for Mr. Macadam are made under our senior executive annual performance plan, which our shareholders approved in 2012. Annual performance incentive awards for Mr. Pease and Mr. Magee are made under a similar plan for other corporate officers that permits adjustments for unusual items, which adjustments are not permitted under our senior executive annual performance plan. Annual performance incentive plan awards for Mr. Herold and Mr. Gioffredi are made under a similar plan for division personnel, in which one-half of their award is based on the same corporate-wide performance measures and weightings applicable to the other NEOs under the senior executive annual performance plan and the remaining one-half is based on performance measures applicable to their respective divisions. We refer to these plans as the annual performance plans or annual plans.

For our annual plan award opportunities, we set threshold, target and maximum levels. Performance below the threshold level results in no payout, performance at the threshold level results in a payout at one half of the amount at the target level and performance at the maximum level or above results in a payout of twice the amount set for the target level. We extrapolate to determine the payout for performance between these levels. Pursuant to our annual plans, performance levels are adjusted to account for dispositions, acquisitions and other corporate restructuring transactions.

For 2012, the performance measures and weightings for the senior executive annual performance plan were as follows:

Adjusted net income	30%
Free cash flow before asbestos and taxes	30%
Adjusted return on investment	40%

For 2012, the performance measures and weighting for the divisional component of the annual performance plan in which Messrs. Herold and Gioffredi participated were as follows:

Free cash flow before asbestos and taxes	40%
Adjusted return on investment	40%
Specific division metrics	20%

The committee selected these performance measures, set the performance goals and awarded the corresponding incentive opportunities after taking into account management’s recommendation.

These company-wide and divisional performance measures are discussed in greater detail in the following paragraphs. Because oversight of our GST LLC subsidiary and its financial results continues to be a responsibility of our executive officers, in establishing and measuring financial metrics under the annual plans (and all other incentive compensation plans) we include GST LLC’s results with our results as though it were consolidated.

Adjusted net income

Adjusted net income is and has been important because net income figures demonstrate the quality of our earnings as well as our profitability. The committee adjusts this measure to eliminate the impact of asbestos expense and other items because it believes that those adjustments result in a more accurate measure of the operating performance of our businesses.

Free cash flow before asbestos and taxes

Free cash flow before asbestos historically has been important for the company, and remains important, as an indicator that we can cover our asbestos and other expenditures, reinvest appropriately in our businesses, and still produce significant additional free cash flow. This metric is adjusted to eliminate the impact of taxes, because the committee concluded that tax rates are largely beyond the control of management, and other unusual items (but not including restructuring charges). The committee selected this metric because it believes it is a more direct measure of operating performance.

Adjusted return on investment

The committee selected adjusted return on investment as a goal because we believe it is the most comprehensive measure of the performance of our assets relative to our investment. The adjusted return on investment selected by the committee measures our ability to generate earnings in relation to the investment required to generate those earnings.

Specific division metrics

The specific division metrics were recommended by each division as the one or two operational measures considered to be particularly important to the success of the division. For the Garlock and Technetics Group divisions, the metric selected was the percentage of on-time deliveries. For the Fairbanks Morse Engine division, the metric selected was a customer focused initiative score. For the Compressor Products International division the metrics were the rates of safety near miss corrections and key account plans developed, which were weighted equally. Under the annual plans applicable to division personnel, payout with respect to the specific division metrics is contingent upon the division performing at the threshold levels on both division financial goals and is limited if division performance against both financial goals is not at target levels.

The 2012 financial goals that corresponded to the threshold, target and maximum payout levels, and our actual 2012 performance and payout percentages with respect to each financial goal, under the senior executive annual performance plan are set forth in the following table. With respect to the divisional component of the annual plan in which each of Messrs. Herold and Gioffredi participated, we have not included in this proxy statement the specific division financial and operational goals and performance results because we believe that public disclosure of this confidential information would cause competitive harm to these businesses. At the time these specific division goals were set, the committee deemed the target levels set for each of the metrics to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance.

	Performance Levels			Actual Performance
	Threshold	Target	Maximum	Amount	Payout %(2)
	(dollars in millions)
Adjusted net income(1)	$91.3	$102.1	$117.4	$93.2	58.8%
Free cash flow before asbestos and taxes(1)	$140.2	$152.1	$174.9	$159.4	132.1%
Adjusted return on investment(1)	26.0%	28.9%	33.2%	27.7%	79.3%

(1)	Adjusted net income, free cash flow before asbestos and taxes, and adjusted return on investment are not financial measures under GAAP. Adjusted net income is calculated by adding the after-tax impact of asbestos-related expenses and any non-operating gains and losses to net income as determined under GAAP. Free cash flow before asbestos and taxes is equal to net cash provided by operating activities minus capital expenditures with the impact of asbestos-related expenses and taxes added back. Adjusted return on investment is earnings adjusted for interest, taxes, depreciation and amortization, and asbestos expenses, divided by the sum of average working capital plus average property, plant and equipment.

(2)	The payout percentages do not reflect the weighting for each performance measure, and accordingly the total payout percentage is the weighted average of the percentages shown.

The plan payout at threshold, target and maximum performance levels, as percentages of base salary, for the named executive officers were as follows:

	Threshold Payout as Percentage of Salary	Target Payout, as Percentage of Salary	Maximum Payout, as Percentage of Salary
Macadam	50	100	200
Pease	32.5	65	130
Magee	32.5	65	130
Herold	27.5	55	110
Gioffredi	27.5	55	110

Mr. Macadam’s employment agreement provides that the target award level for his annual incentive awards be set at 100% of his salary. The committee set the target award levels for the other named executive officers based on its historical levels of such awards, its review of the Pearl Meyer & Partners market studies and management recommendations.

We used our annual forecast and strategic plans to set incentive target levels for our annual incentive compensation, taking into account anticipated sales and income growth above 2011 levels. In setting the levels of the performance goals, the committee included estimates for the impacts of a targeted level of acquisitions and for other anticipated, but uncertain, events. Our 2012 operating performance reflected moderate growth in the overall economy through the first half of the year, followed by minimal to no growth in certain market segments during the second half of the year. The committee determined that the weighted performance levels resulted in an annual incentive plan payout under the senior executive annual performance plan in which Mr. Macadam participates at 74.7% of target levels, as derived from the table above. For the similar plan for other corporate officers in which Mr. Pease and Mr. Magee participate, the committee determined that the weighted performance levels, adjusted for unusual items as permitted under that plan, resulted in an annual incentive plan payout at 89.0% of target levels. In the case of Mr. Herold, whose divisional component of the annual incentive plan is based on a weighted average of the results at our Garlock division (65%) and Technetics Group division (35%), the committee determined that the annual incentive plan payout percentage was 74.2% of target levels. In the case of Mr. Gioffredi, whose divisional component of the annual incentive plan is based on a weighted average of the results at our Compressor Products International division (80%) and Fairbanks Morse Engine division (20%), the committee determined that the annual incentive plan payout percentage was 61.0% of target levels. Accordingly, the actual annual performance plan payout to each of the named executive officers was less than the market median set forth in the compensation benchmarking studies. The dollar amount of these payouts under the annual performance plans to each of the named executive officers is included in column (g) (see footnote 3) of the summary compensation table.

Long-term compensation

Awards made for 2010-2012 cycle

Each year the committee has granted long-term compensation to our executive officers to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officers with a long-term stake in our success, we believe these awards serve as a significant retention tool.

In 2010, the committee determined that half of the target long-term compensation granted to each NEO then employed by us would be in the form of a long-term incentive performance (or, LTIP) award payable in cash and that the remaining half of target long-term compensation would be an equity award that included both an LTIP award payable in shares and an award of restricted stock units as follows:

•	70% of the equity award to be an LTIP award of performance shares, and

•	30% of the equity award to be paid in time-vested restricted stock units, which vested in February 2013.

The amount of cash for a cash LTIP award payable, and the number of shares for an LTIP award of performance shares deliverable, are based on our performance against selected financial goals over a three-year period. For our LTIP award opportunities, we set threshold, target and maximum levels. Performance below the threshold level results in no payout, performance at the threshold level results in a payout at one half of the amount at the target level and performance at the maximum level or above results in a payout of twice the amount set for the target level. We extrapolate to determine the payout for performance between these levels. Pursuant to our long-term incentive compensation plan, performance levels are adjusted to account for dispositions, acquisitions and other corporate restructuring transactions. The committee makes the LTIP awards under our long-term incentive plan which our shareholders most recently approved in 2012.

In 2010, the committee established the same performance measures and weightings for the cash LTIP awards and the LTIP awards in the form of performance shares. The performance measures and weightings for the LTIP awards were as follows:

EBITDA-A	40%
Adjusted earnings per share	40%
Net cash outflow for asbestos	20%

Mr. Pease, who joined our company on February 28, 2011, was not eligible to receive an LTIP award under our plan for the 2010-2012 LTIP cycle. In connection with the commencement of his employment, however, Mr. Pease received an award, outside the LTIP and payable in cash, based on the established performance targets for the 2010-2012 performance cycle, to be calculated, administered and paid pursuant to the LTIP, but prorated for the term of his employment over the 2010-2012 performance cycle.

Once the company’s performance results are determined at the end of the award cycle, the committee cannot use discretion to increase the size of any LTIP award.

However, it may use negative discretion to reduce the award that would otherwise be payable to any of the executive officers.

The 2010-2012 cycle performance goals that corresponded to the threshold, target and maximum payout levels were set assuming continuous improvement from prior levels and are set out in the following table, along with our actual cumulative performance during the 2010-2012 cycle and the resulting plan payout level as a percentage of target with respect to each performance goal:

	Performance Levels			Actual Performance
	Threshold	Target	Maximum	Amount	Payout %(2)
	(dollars in millions, except per share amounts)
EBITDA-A(1)	$263.25	$351.00	$403.65	$562.10	200%
Adjusted earnings per share(1)	$4.03	$5.37	$6.18	$11.35	200%
Net cash outflow for asbestos	$175.50	$157.50	$144.50	$5.8	200%

(1)	EBITDA-A and adjusted earnings per share are not financial measures under GAAP. EBITDA-A is earnings before interest, taxes, depreciation, amortization and asbestos expenses. Adjusted earnings per share is earnings per share adjusted to exclude the after-tax impact of asbestos related expenses and other selected items.

(2)	The payout percentages do not reflect the weighting for each performance measure, and accordingly the total payout percentage for each award is the weighted average of the percentages shown, as reduced by the committee under its exercise of negative discretion described below.

Operating performance during the 2010-2012 performance period substantially benefitted from the global economic recovery and from our continued efforts to reduce costs and improve our margins. As a result, our EBITDA-A and adjusted earnings per share exceeded the maximum performance levels. As a result of the commencement of ACRP proceedings by GST in June 2010 and the related stay against prosecution of asbestos claim, net cash outflow for asbestos for the period was substantially positively affected during the measurement period and accordingly this performance measure ceased to be meaningful.

The commencement of the ACRP proceedings did not affect the other two LTIP measures because the associated targets and calculations exclude all asbestos-related items. Because performance against these two LTIP measures substantially exceeded maximum levels and net cash outflow for asbestos ceased to be a meaningful performance measure, the committee did not exercise negative discretion permitted under the plan to reduce the payment amounts for the awards and approved that the weighted performance levels resulted in an LTIP payout at 200% of target levels.

The dollar amount of the cash LTIP payouts to each of the named executive officers is included in column (g) (see footnote 3) of the summary compensation table. The portion of the restricted stock units awarded in 2009 and 2010 that vested in 2012 is included in the table in “Executive compensation — Option exercises and stock vested.”

Awards granted in 2012

At its February 2012 meeting, the committee authorized the grant of long-term compensation awards to executive officers for the 2012-2014 performance cycle. At this meeting, the committee determined that half of the target long-term compensation to each executive would be in the form of an LTIP award payable in cash and that the remaining half of target long-term compensation would be an equity award that included both an LTIP award payable in shares and an award of restricted stock units as follows:

•	70% of the equity award to be payable in performance share, structured similarly to the performance share awards granted for the 2010-2012 performance cycle described above; and

•	30% of the equity award to be paid in time-vested restricted stock units.

The committee believes that both types of long-term incentive compensation — an LTIP award payable in cash and an LTIP award in the form of performance shares — align officers’ long-term interests with those of our shareholders, and that the specific target mix between the type of the awards is appropriate to increase management’s ownership stake in our company. The committee elected to provide a portion of long-term compensation award in time-vested restricted stock units to encourage retention.

The performance factors and weightings for the LTIP awards for the 2012-2014 cycle are as follows:

EBITDA-A	50%
Adjusted earnings per share	50%

The committee chose these criteria because of their importance to our long-term performance and because it believed our executive officers can significantly affect our performance in these areas over the long-term performance period. Moreover, the committee selected EBITDA-A and adjusted earnings per share because it believed that these were important metrics to our investors in evaluating the company’s performance. The committee did not include net cash flow for asbestos as a performance measure in the light of the impact of the ACRP on cash outflow for asbestos.

The following table sets forth for each of the named executive officers the payout amount at target level of performance for the LTIP award payable in cash and the

LTIP award made in the form of performance shares, along with the number of restricted stock units awarded in 2012:

	Target Payout		Restricted Stock Units
	Cash LTIP	Performance Shares
Macadam	$825,000	15,388	6,574
Pease	$243,750	4,532	4,942	(1)
Magee	$214,500	3,988	1,709
Herold	$127,500	2,370	1,016	(2)
Gioffredi	$127,500	2,370	1,016

(1)	The committee authorized an award of an additional 3,000 restricted stock units to Mr. Pease.

(2)	The committee also authorized an award to Mr. Herold in May 2012, in connection with the assignment to him of enhanced responsibilities, of 15,000 restricted shares that vest, subject to his continued employment, as follows: 50% of the award to vest on the third anniversary of the date of the award and the remaining 50% to vest on the fourth anniversary of the date of the award.

Each executive officer’s LTIP award at the threshold level of performance is one-half of his target award, and his maximum award is twice the target amount. Actual performance that falls between the established levels will yield a proportional award. No payment is made if performance falls below threshold levels.

The committee elected to provide a portion of the long-term compensation award in time-vested restricted stock units. The committee believes that such awards further the goals of aligning officers’ long-term interests with those of our shareholders and increasing management’s ownership stake in our company. The restricted stock units vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted stock units vest earlier in the event of death, disability or a change in control of the company. In the event of retirement, one-third of the restricted stock units vest if retirement occurs on or after the first anniversary of the grant date but before the second anniversary of the grant date and two-thirds vest if retirement occurs on or after the second anniversary of the grant date but before the third anniversary of the grant date.

The grant date fair value of the maximum level payout of performance shares for LTIP share opportunities awarded in 2012 and the grant date fair value of the restricted stock units awarded in 2012, in each case as determined under FASB ASC Topic 718, are included in column (e) (see footnote 1) of the summary compensation table and in column (l) of the table in “Executive compensation — Grants of plan-based awards.”

Base salary

We pay each of our executive officers a base salary to give them a relatively secure baseline level of compensation. Mr. Macadam’s employment agreement provides for a minimum base annual salary of $825,000 and the committee did not adjust his base salary from this minimum level for 2012 and, as described above, has not adjusted his base salary since his date of hire in 2008. With respect to the other named executive officers, the committee made adjustments to base salaries from the levels set in 2011, with base salary increases for these named executive officers averaging 5.1% and ranging from 3.3% to 9.8%, with salary increase at the top end of this range being given to one officer in connection with the assignment of enhanced responsibilities.

Perquisites

Since February 2006, we have provided only minimal perks, which include an umbrella liability policy, to our executive officers.

Other in-service benefits

Our executive officers also receive the following benefits, which we provide to all salaried employees as compensation for their services to us:

•	group health, dental and life insurance, part of the cost of which we pay;

•	optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and

•	travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe at a company of our size they are a standard part of the compensation package available to salaried employees.

Retirement and other post-termination compensation

401(k) Plan

We sponsor a 401(k) plan in which our executive officers participate on the same basis as other salaried employees. Under this plan, each participant can defer into his 401(k) plan account a portion of his plan-eligible compensation (generally, base salary and annual incentive compensation), up to the annual limit set by the IRS. Each plan participant directs how his account will be invested. We match each participant’s deferrals under this plan, other than catch-up contributions, on a monthly basis at a rate of 100% up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested.

Deferred compensation and management stock plans

We provide a non-qualified, deferred compensation plan for our executive officers to permit them to save for retirement on a tax-deferred basis beyond what the 401(k) plan permits, because of either federal tax code limits or the design of the 401(k) plan. In addition, the plan allows for matching contributions, at the same rate and subject to the same aggregate limit under the 401(k) plan that cannot be made in the 401(k) plan because of federal tax code limits. The committee believes this type of additional deferral and matching opportunity is part of a competitive compensation package for public company executive officers.

In 2012, we adopted a management stock purchase deferral plan to permit officers and other senior personnel to defer up to 50% of annual incentive compensation for five years or more, with deferred amounts credited to accounts based on the value of our common stock. Participants in that plan are eligible to receive restricted stock unit awards equal to 25% of the amount deferred, with a three-year vesting period and payable in shares of common stock at the same time the related annual incentive deferrals are payable. This plan begins with respect to annual incentive compensation earned for performance in 2013.

These plans are unsecured, and the participants’ plan accounts would be available to satisfy our creditors in the event of our insolvency. This means that the officers have voluntarily placed at risk all funds they have deferred under these plans, and with respect to the management stock purchase deferral plan such risk includes changes in the value of our common stock.

Pension and defined benefit restoration plans

Our named executive officers, other than Messrs. Macadam, Pease and Herold, like many of our salaried employees, participate in a defined benefit pension plan that will give them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). This pension plan was closed to new participants in 2006. For salaried employees, including Messrs. Macadam, Pease and Herold, who were hired after the pension plan was closed to new participants, we instead make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan, with any amount in excess of permitted 401(k) contributions being made to the deferred compensation plan.

In addition, we provide certain of our named executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan to give them the benefits they would have under our pension plan were it not for limitations under the pension plan. The federal tax code places caps on the amount of annual compensation that the pension plan can take into account and on the amount of annual benefits that the pension plan can provide. We were required to include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts that an individual defers under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation.

SERP

Our initial top five executive officers—of whom only Mr. Magee remains with the company—participated in a supplemental executive retirement plan (or SERP) established in connection with our spin-off from Goodrich Corporation in 2002. The SERP pays an additional retirement benefit equal to the combined benefit under our pension plan and restoration plan for the participant’s first 15 years of service. This benefit is based on Mr. Magee’s base salary and annual incentive compensation. LTIP payments and gains from equity grants do not factor into the benefit formula. In 2005, we entered into an agreement with Mr. Magee to pay his vested benefits accrued under the SERP and the restoration plan in annual lump sum payments beginning in 2007 and continuing each year thereafter through retirement. We agreed to make these annual lump-sum payments by transferring to him ownership of a portion of the divisible life insurance policy we own on his life, with the portion transferred having a cash value equal to the lump sum value of SERP and restoration plan benefits being paid. The agreement also required us to make a tax gross-up payment each year to cover Mr. Magee’s income taxes resulting from these annual policy transfers. On December 11, 2009, we entered into an agreement with Mr. Magee providing that after January 1, 2010, his vested benefits accrued under the SERP and the restoration plan would cease to be paid in annual lump sum payments and would be payable upon his termination of employment. Under the agreement, we ceased all tax gross-up payments after the annual lump sum payment earned through January 1, 2010 (we could not have terminated the lump sum payments earlier without triggering significant tax penalties under Section 409A of the federal tax code).

Double-trigger change-in-control agreements

In a situation involving a change in control of our company, our executive officers would face a far greater risk of termination than the average salaried employee. To attract qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements, and to provide them with an incentive to stay with us in the event of an actual or potential change in control, we have entered into a management continuity agreement with each of them. In addition, we view management continuity agreements for our executive officers as an important part of a competitive executive compensation package. In establishing the terms of these agreements, we looked at similar arrangements established by peer companies and by our former corporate parent. Our inclusion of particular terms in these agreements, including the applicable continuation period and provisions increasing the amount payable to account for excise taxes for agreements entered into prior to 2009, reflected our subjective judgment regarding the terms offered in comparable agreements by peer companies and the desire to offer competitive arrangements.

Each of these continuity agreements provides for the individual to continue employment for a specified period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as he had immediately prior to the change in control (including average annual increases). The length of the period was set based on the relative responsibilities of the executive officers. The period is three years for Messrs. Macadam and Magee and two years for the other executive officers. If during this continued employment period we or our successor were to terminate the individual’s employment for reasons other than “cause”, or the individual voluntarily terminated his employment for a “good reason” (in each case as defined in the agreements), he would be entitled to certain payments and other benefits.

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger”—the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.” The requirement of the second trigger provides the incentive for the executive to stay with us in the event of a change in control. For more information about these payments and other benefits, see “Executive compensation — Potential payments upon termination or change in control.” The committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

Severance policy

We have written severance policies under which we provide severance benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specified period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all LTIP awards based on the number of completed months in each performance cycle. The period was set based on the relative responsibilities of the executive officers. The period is 24 months for our CEO and 12 months for our other executive officers. An executive officer may not receive any payments under the severance policy if the executive officer is entitled to receive payments under the change-in-control continuity agreements described above.

We maintain this severance policy because we believe that such a policy is consistent with market compensation packages for executive officers and therefore is an important component of a competitive compensation package.

Executive compensation

The following information relates to compensation paid or payable for 2012 to:

•	our CEO;

•	our CFO; and

•	the three other most highly compensated of our executive officers.

We have also included information relating to compensation for 2011 and 2010 for the named executive officers who were also named executive officers in those years.

Summary compensation table

The following table sets forth for the named executive officers:

•	their names and positions held in 2012 (column (a));

•	year covered (column (b));

•	salaries (column (c));

•	other annual and long-term compensation (columns (d), (e), (f), (g) and (i));
•	the change for 2012 in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and

•	their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($)(1) (e)	Stock Options ($)(2) (f)	Non-Equity Incentive Plan Comp.($)(3) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings($)(4) (h)	All Other Comp.($) (5) (i)	Total($) (j)
Stephen E. Macadam	2012	825,000	—	824,987	—	2,116,275	—	184,813	3,951,075
President and Chief Executive Officer	2011	825,000	—	1,274,964	499,944	2,728,700	—	197,749	5,526,357
	2010	825,000	—	1,274,986	—	1,930,000	—	163,935	4,193,921

Alexander W. Pease (6)	2012	386,538	—	356,696		819,446	—	60,721	1,623,401
Senior Vice President and Chief Financial Officer	2011	320,192	—	414,329	—	620,791	—	24,559	1,379,871

Richard L. Magee	2012	338,461	—	214,492	—	602,700	341,746	26,013	1,523,412
Senior Vice President	2011	328,385	—	356,885	—	745,577	425,538	45,342	1,901,727
	2010	320,692	—	345,859	—	498,280	148,399	87,736	1,252,567

Dale A. Herold (7)	2012	317,731	—	749,533	—	359,167	—	55,229	1,481,660
Division President, Garlock

Anthony R. Gioffredi (7)	2012	307,692	—	127,483	—	324,231	201,787	32,802	993,995
Division President, Compressor Products International

(1)	The equity component of the long-term compensation awards made in 2012 was subdivided as follows: 70% of the award was made in performance share award opportunities and 30% was made in restricted stock units The reported value of these awards has been developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC and is the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that it does not reflect any adjustments for risk of forfeiture. For awards of restricted stock units, the only assumption we used in determining these amounts was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted stock units are scheduled to vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted stock units would vest earlier in the event of death, disability or retirement. For awards of performance shares in 2012, we assumed the number of shares based on the target level of performance. Assuming maximum payout under the performance shares, the amounts reported above for the restricted stock units and performance units awarded for 2012 would be as follows: Mr. Macadam, $1,402,463; Mr. Pease, $527,326; Mr. Magee, $364,640; Mr. Herold, $838,763; and Mr. Gioffredi, $216,713. For awards of performance shares in 2011 and 2010, we assumed the number of shares based on the maximum level of performance. See Note 16 to the Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2012 for a discussion of the assumptions made in determining the grant date fair values in this column. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.

(2)	The reported value of this stock option award has been developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC and is the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that it does not reflect any adjustments for risk of forfeiture. See Note 16 to the Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2012 for a discussion of the assumptions made in determining the grant date fair value of this award.

(3)	For 2012, these amounts consist of amounts earned under our annual performance incentive plan and cash awards earned under our LTIP for performance cycles ending in 2012. Here is the breakdown for each named executive officer:

	Annual Plan	Cash LTIP Award	Total
Macadam	$616,275	$1,500,000	$2,116,275
Pease	223,612	595,834	819,446
Magee	195,800	406,900	602,700
Herold	129,667	229,500	359,167
Gioffredi	103,231	221,000	127,483

(4)	For 2012, these amounts consist of the following:

	Increase in Actuarial Present Value Under
	Pension Plan	Restoration Plan	SERP	Total
Macadam	—	—	—	—
Pease	—	—	—	—
Magee	$71,348	$111,897	$158,501	$341,746
Herold	—	—	—	—
Gioffredi	69,877	131,910	—	201,787

(5)	For 2012, these amounts consist of the following:

	401(k) plan*	Amounts paid for umbrella liability insurance	Non-qualified deferred compensation plan match	Other**	Total
Macadam	$32,500	$625	$151,688	—	$184,813
Pease	29,366	335	31,020	—	60,721
Magee	14,700	625	10,688	—	26,013
Herold	26,224	335	21,051	$7,619	55,229
Gioffredi	11,807	225	20,770	—	32,802

*	For Mr. Macadam, includes a matching 401(k) contribution of $14,700 and an employer 401(k) contribution of $17,800. For Mr. Pease, includes a matching 401(k) contribution of $14,700 and an employer 401(k) contribution of $14,666. For Mr. Herold, includes a matching 401(k) contribution of $14,700 and an employer 401(k) contribution of $11,542.

**	This amount was a make-whole payment to address our administrative error in withholding upon the vesting of a restricted stock unit award to Mr. Herold.

(6)	Mr. Pease joined EnPro on February 28, 2011.

(7)	The inclusion of Messrs. Herold and Gioffredi in the summary compensation table reflects decisions made in 2012 to include division presidents in certain company-wide policymaking decisions.

The “Stock Awards” values shown in column (e) of this table include grants of performance shares for three-year long-term incentive cycles. The officers do not actually earn these performance shares unless we achieve pre-established corporate performance goals, and the number of shares they actually earn will be based on our performance as compared to those goals. For more information about our long-term incentive plan, or LTIP, under which we granted these performance share awards, see below under “— Grants of plan-based awards — LTIP awards.”

In February 2013, we paid out awards under our LTIP for our long-term performance cycles ending in 2012. For awards made to our executive officers, other than Mr. Pease, these LTIP awards were granted in February 2010 for the 2010-2012 performance cycle. We paid each award in cash based on achievement of performance goals the Compensation Committee set in early 2010. Participants in this LTIP cycle, including the named executive officers, earned the awards as of December 31, 2012. Mr. Pease, who joined our company on February 28, 2011, was not eligible to receive an LTIP award under our plan for the 2010-2012 LTIP cycle. In connection with the commencement of his employment, however, Mr. Pease received an award, outside the LTIP and payable in cash, based on the established performance targets for the 2010-2012 performance cycle, to be calculated, administered and paid pursuant to the LTIP, but prorated for the term of his employment over the 2010-2012 performance cycle. The cash payment for 2012 associated with these awards to the named executive officers appears in column (g) of the summary compensation table (see note 3 for the exact amounts). As described above, for 2012 column (e) reflects the grant date fair value, determined in accordance with the rules and regulations of the SEC, with respect to restricted stock units and performance share opportunities awarded in 2012.

For more information about payouts under our annual performance plan, which are included in the amounts shown in column (g) above (see note 3), see the section below entitled “— Grants of Plan-Based Awards — Annual Performance Plan Awards.”

Employment agreement

In connection with our recruitment of Mr. Macadam as our President and Chief Executive Officer, on March 10, 2008 we entered into an employment agreement with Mr. Macadam to establish the terms of his employment. The employment agreement provides for a minimum annual salary of $825,000. The employment agreement provided for awards, upon commencement of employment, of stock options with respect to 100,000 shares becoming exercisable in annual installments over three years and of 53,500 shares of restricted stock which vest in annual increments over three years beginning on the third anniversary of the date of grant.

The employment agreement provides that Mr. Macadam will be eligible to participate in our annual incentive plan, with a target opportunity equal to 100% of his annual base salary and a maximum opportunity of 200% of annual base salary. Mr. Macadam received an award under the annual incentive plan for 2008, which was prorated based on the period of his service during the year.

The period of employment under the employment agreement will terminate upon Mr. Macadam’s death, resignation or termination of employment by EnPro. We may terminate Mr. Macadam’s employment for any reason, and Mr. Macadam may resign his employment for any reason. The employment agreement also provides for the maintenance of confidential information by Mr. Macadam and includes a covenant against certain activities in competition against EnPro for two-years following termination of employment.

Pursuant to the employment agreement, we entered into a management continuity agreement with Mr. Macadam. The management continuity agreement and the provisions for severance in the event of the termination of Mr. Macadam’s employment are described below in “— Potential payments upon termination or change in control.”

Grants of plan-based awards

The following table provides additional information about awards we granted in 2012 to the named executive officers under our 2012 annual performance plans, awards payable in cash and awards of performance shares made under our LTIP in 2012, and awards in 2012 of restricted stock units and stock options under our Amended and Restated 2002 Equity Compensation Plan.

Name (a)	Plan	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(1) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Stephen E. Macadam	Annual Plan	2/6/2012	412,500	825,000	1,650,000	—	—	—	—	—	—	—
	LTIP	2/6/2012	412,500	825,000	1,650,000	—	—	—	—	—	—	—
	Equity Plan	2/6/2012	—	—	—	7,669	15,338	30,676	—	—	—	1,154,951
	Equity Plan	2/6/2012	—	—	—	—	—	—	6,574	—	—	247,511

Alexander W. Pease	Annual Plan	2/6/2012	125,625	251,250	502,500	—	—	—	—	—	—	—
	LTIP	2/6/2012	121,875	243,750	487,500	—	—	—	—	—	—	—
	Equity Plan	2/6/2012	—	—	—	2,266	4,532	9,064	—	—	—	341,260
	Equity Plan	2/6/2012	—	—	—	—	—	—	4,942	—	—	186,066

Richard L. Magee	Annual Plan	2/6/2012	110,000	220,000	440,000	—	—	—	—	—	—	—
	LTIP	2/6/2012	107,250	214,500	429,000	—	—	—	—	—	—	—
	Equity Plan	2/6/2012	—	—	—	1,994	3,988	7,976	—	—	—	300,296
	Equity Plan	2/6/2012	—	—	—	—	—	—	1,709	—	—	64,344

Dale A. Herold	Annual Plan	2/6/2012	87,376	174,752	349,504	—	—	—	—	—	—	—
	LTIP	2/6/2012	63,750	127,500	255,000	—	—	—	—	—	—	—
	Equity Plan	2/6/2012	—	—	—	1,185	2,370	4,740	—	—	—	178,461
	Equity Plan	2/6/2012	—	—	—	—	—	—	1,016	—	—	38,252
	Equity Plan	5/2/2012	—	—	—	—	—	—	15,000	—	—	622,050

Anthony R. Gioffredi	Annual Plan	2/6/2012	84,615	169,231	338,462	—	—	—	—	—	—	—
	LTIP	2/6/2012	63,750	127,500	255,000	—	—	—	—	—	—	—
	Equity Plan	2/6/2012	—	—	—	1,185	2,370	4,740	—	—	—	178,461
	Equity Plan	2/6/2012	—	—	—	—	—	—	1,016	—	—	38,252

(1)	The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards of performance share opportunities and restricted stock units in 2012.

Annual performance plan awards

The Compensation Committee granted each named executive officer an award opportunity for 2012 under our annual performance plans. Information about these award opportunities is reported in the line beside each officer’s name in the table above. The 2012 payout amounts are included in column (g) of the summary compensation table and broken out in note 3 to the summary compensation table.

Mr. Macadam and Mr. Magee participate in our Senior Executive Annual Performance Plan. Mr. Pease, Mr. Herold and Mr. Gioffredi participate in our Management Annual Performance Plan. The two plans operate identically in all material respects, except that with respect to Messrs. Herold and Gioffredi, one-half of the awards under the Management Annual Performance Plan is based the same corporate-wide performance measures and weightings applicable to the other NEOs and the remaining one-half is based on performance measures applicable to their respective division. The committee established the performance goals under the plans and communicated them to plan participants in February 2012. For each goal, the committee also assigned a specific weight, i.e., the percentage of the participants’ total annual incentive compensation that the goal would contribute. Under the three plans, the 2012 corporate performance goals and weightings were:

Adjusted net income	30%
Free cash flow before asbestos and taxes	30%
Adjusted return on investment	40%

For 2012, the performance measures and weighting for the divisional component of the annual performance plan in which Messrs. Herold and Gioffredi participated were as follows:

Free cash flow before asbestos and taxes	40%
Adjusted return on investment	40%
Specific division metric	20%

The committee set performance levels for each of these goals, with a threshold level below which participants would not receive any payout related to that goal, a target level and a maximum level. At the same time, the committee communicated to each participant a total award opportunity, expressed as a percentage of the participant’s base salary. The salary percentages of the award opportunities increased with the level of job responsibility. Each participant had the opportunity to earn 50% of his target award for corporate performance at the threshold level, 100% of his target award for performance at the target level and 200% of his target award for maximum performance. We extrapolate to determine the payout for performance between these levels. The table above shows the threshold, target and maximum award opportunity for each named executive officer.

LTIP awards

Under our LTIP, the committee may provide a long-term incentive opportunity for plan participants in any year. Each opportunity is in the form of a target award based on corporate performance over a three-year cycle. The committee establishes the performance goals and their weightings at the time it grants the awards, which is generally in the first part of the first year in the cycle. For each award, there is also a threshold level of performance below which the participants will earn no award and a maximum performance level that corresponds to the maximum award they can earn.

For 2012, our long-term compensation awards were a combination of restricted stock units and LTIP awards payable in cash and in performance shares with the number of shares deliverable at the end of the three-year cycle being based on our performance against certain objective goals. The committee established the performance goals and corresponding potential award levels for the 2012-2014 LTIP cycle at its February 2012 meeting. For this cycle, the committee determined that half of the target long-term compensation to each executive would be payable in the form of an LTIP award payable in cash. The committee determined that 70% of the remaining one half of the target long-term compensation would be payable in the form of performance shares. Each performance share, if earned, will be paid in the form of a share of our common stock. The award recipients will not actually own any of these shares, however, unless our corporate performance through the end of 2014 at least meets the threshold level.

The performance factors and weightings for the LTIP awards for the 2012-2014 cycle are as follows:

EBITDA before asbestos	50%
Adjusted earnings per share	50%

The committee set performance levels for each of these goals, with a threshold level below which participants would not earn any long-term compensation related to the goal, a target level and a maximum level. Our Amended and Restated 2002 Equity Compensation Plan governs the performance share awards. In determining the number of performance shares that make up our target awards, the committee begins with target dollar values and divides those values by the fair market value of our common stock.

The potential payouts increase with the level of the job. For the 2012-2014 LTIP awards, each participant has the opportunity to earn 50% of his target award for corporate performance at the threshold level, 100% of his target award for performance at the target level and 200% of his target award for maximum performance. We extrapolate to determine the payout for performance between these levels.

An award recipient generally must be employed with us on December 31, 2014 to earn any payout for the 2012-2014 cycle for the 2012 LTIP awards. The only exceptions under the plan are for death, disability or retirement during the cycle. In any of those events, a recipient will receive a pro rata portion of the award he would have received had he remained employed through the end of 2014.

If we pay any common stock dividends during the 2012-2014 performance cycle, recipients will not receive any dividends on their performance share awards for this cycle unless and until they earn the shares. At that time, they will receive the value of any dividends we have paid during that period in the form of additional shares of our common stock (with cash in lieu of fractional shares).

All shares of our common stock that we pay out for this cycle will reduce the number of shares available to be issued under our Amended and Restated 2002 Equity Compensation Plan.

Restricted stock unit awards

For 2012, the committee determined that the remaining 30% of the equity half of the target long-term compensation would be payable in the form of restricted stock units. These awards of restricted stock units were made under our Amended and Restated 2002 Equity Compensation Plan and vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted stock units would vest earlier in the event of death, disability or a change in control of the company. In the event of retirement, one-third of the restricted stock units vest if retirement occurs on or after the first anniversary of the grant date but before the second anniversary of the grant date and two-thirds vest if retirement occurs on or after the second anniversary of the grant date but before the third anniversary of the grant date.

If we pay any common stock dividends prior to the vesting of the restricted stock units, recipients of the restricted stock units will not be entitled to receive any such dividends when such dividends are paid. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders. Upon vesting, the recipient would be entitled to receive, for each restricted stock units vesting, one share of common stock plus a cash payment equal to the aggregate amount of cash dividends paid with respect to one share of common stock from the date the award was made to and including the date of vesting.

Restricted share awards

In addition to awards made on an annual cycle, the committee has from time to time made awards of restricted shares of common stock to executive officers. The committee authorized an award to Mr. Herold in May 2012, in connection with the assignment to him of enhanced responsibilities, of 15,000 restricted shares that vest, subject to his continued employment, as follows: 50% of the award to vest on the third anniversary of the date of the award and the remaining 50% to vest on the fourth anniversary of the date of the award. The committee authorized an award to Mr. Pease in February 2011, in connection with his initial employment, of 2,500 restricted shares that vest, subject to his continued employment, on the third anniversary of the date of the award. Recipients of these awards are entitled to receive any dividends paid on shares of common stock and to vote these restricted shares of common stock at meetings of shareholders.

Outstanding equity awards at fiscal year-end

The next table gives a snapshot as of the end of 2012 of equity awards to our named executive officers, the ultimate outcomes of which the officers have not yet realized. In fact, other than the option awards in column (b), these awards either have not vested or the officers have not yet earned them.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Stephen E. Macadam	100,000	—		34.55	4/13/2018	—		—	—		—
	—	25,288	(3)	42.24	2/10/2021	—		—	—		—
	—	—		—	—	17,834	(2)	729,411	—		—
	—	—		—	—	18,717	(4)	765,525	—		—
	—	—		—	—	5,319	(5)	217,547	—		—
	—	—		—	—	6,574	(6)	268,877	—		—
	—	—		—	—	—		—	24,422	(7)	1,015,220
	—	—		—	—	—		—	30,676	(8)	1,254,648
Alexander W. Pease	—	—		—	—	1,729	(5)	70,716	—		—
	—	—		—	—	4,942	(6)	202,128	—		—
	—	—		—	—	2,500	(9)	102,250	—		—
	—	—		—	—	—		—	8,074	(7)	329,982
	—	—		—	—	—		—	9,064	(8)	370,718
Richard L. Magee	—	—		—	—	5,440	(4)	222,496	—		—
	—	—		—	—	1,489	(5)	60,900	—		—
	—	—		—	—	1,709	(6)	69,898	—		—
	—	—		—	—	—		—	6,948	(7)	284,174
	—	—		—	—	—		—	7,976	(8)	326,218
Dale A. Herold	—	—		—	—	2,086	(4)	85,317	—		—
	—	—		—	—	859	(5)	35,133	—		—
	—	—		—	—	1,016	(6)	41,554	—		—
	—	—		—	—	—		—	4,008	(7)	163,928
	—	—		—	—	—		—	4,740	(8)	193,866
	—	—		—	—	—		—	15,000	(10)	613,500
Anthony R. Gioffredi	—	—		—	—	2,955	(4)	120,860	—		—
	—	—		—	—	874	(5)	35,747	—		—
	—	—		—	—	1,016	(6)	41,554	—		—
	—	—		—	—	—		—	4,080	(7)	83,436
	—	—		—	—	—		—	4,740	(8)	193,866

(1)	We calculated these values using a price of $40.90, the closing price per share of our common stock on the New York Stock Exchange on December 31, 2012.

(2)	The restricted shares of common stock awarded to Mr. Macadam vest on April 14, 2013.

(3)	These options vest in annual increments over three years beginning on February 10, 2014.

(4)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on April 29, 2013.

(5)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 10, 2014.

(6)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 6, 2015.

(7)	Because performance shares awarded for the 2010-2012 LTIP cycle paid out at maximum performance levels, the amounts for these outstanding awards for the 2011–2013 LTIP cycle are presented at the maximum performance levels. The awards for the 2011–2013 LTIP cycle generally will vest December 31, 2013.

(8)	Because performance shares awarded for the 2010-2012 LTIP cycle paid out at maximum performance levels, the amounts for these outstanding awards for the 2012–2014 LTIP cycle are presented at the maximum performance levels. The awards for the 2012–2014 LTIP cycle generally will vest December 31, 2014.

(9)	The restricted shares of common stock awarded to Mr. Pease vest on February 28, 2014.

(10)	These restricted shares of common stock awarded to Mr. Herold vest as to one-half of the shares on May 2, 2015 and the remaining one-half on May 2, 2016.

Option exercises and stock vested

This table provides information about amounts the named executive officers realized in 2012 from equity awards.

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Stephen E. Macadam	—	—		17,833	712,250	(1)
	—	—		18,716	783,826	(2)
Alexander W. Pease	—	—		—	—
Richard L. Magee	26,000	910,780	(3)	5,440	227,827	(2)
Dale A. Herold	—	—		2,085	87,320	(2)
Anthony R. Gioffredi	4,000	127,600	(4)	2,954	123,714	(2)

(1)	Value realized based on $39.94 per share, the closing price of our common stock on April 13, 2012, the trading day preceding the day the stock award vested.

(2)	Value realized based on $41.88 per share, the closing price of our common stock on April 27, 2012, the trading day preceding the day the stock award vested.

(3)	Value realized based on $40.54 per share, the closing price of our common stock on May 10, 2012, the day the options were exercised.

(4)	Value realized based on $37.41 per share, the closing price of our common stock on March 14, 2012, the day the options were exercised.

Pension benefits

The next table shows information about the named executive officers’ accumulated benefits under our defined benefit pension plans. The information includes the present value of accumulated benefit for each officer under each plan. This is the lump sum value, as of December 31, 2012, of the annual benefit earned as of that date that would be payable under each plan at the officer’s retirement, assuming he retired at the earliest age at which his benefits would not be reduced. The present value of accumulated benefit is an estimate only. Each officer’s actual benefit under these plans will depend on his compensation and years of service at retirement or termination, and on other data used in the benefit calculations. The assumptions used to estimate these benefits are the same as those assumptions used in Note 14 to our Consolidated Financial Statements in our 2012 annual report.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Stephen E. Macadam(1)	Pension	—	—
	Restoration	—	—
	SERP	—	—
Alexander W. Pease(1)	Pension	—	—
	Restoration	—	—
	SERP	—	—
Richard L. Magee	Pension	11.0	371,542
	Restoration	11.0	282,979
	SERP	10.6	410,000
Dale A. Herold(1)	Pension	—	—
	Restoration	—	—
	SERP	—	—
Anthony R. Gioffredi	Pension	11.5	364,070
	Restoration	11.5	438,416
	SERP	—	—

(1)	Mr. Macadam, Mr. Pease and Mr. Herold do not participate in any of our defined benefit plans. All existing defined benefit plans were closed to new participants prior to the date that each of them joined EnPro.

We maintain three defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The second provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan. The third is a supplemental executive retirement plan, or SERP, that provides additional unfunded, non-qualified benefits to one of our named executive officers.

Pension plan

Benefits under our pension plan are paid as a life annuity, with monthly payments. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. For benefits accrued due to service with the company through December 31, 2006, the monthly payments will be reduced by 4% per year if a participant chooses to receive payments before age 62. There will be no reduction in the amount of the payments if the participant waits until after age 62. For benefits accrued due to service after December 31, 2006, the monthly payments will be reduced by 5% per year if the participant chooses to begin receiving payments before age 65.

Pay used to determine a salaried participant’s benefit amount is the average compensation over the final 60 months of employment, or the highest consecutive 60 months of compensation during the last 120 months of employment, whichever is greater. For purposes of the plan, “compensation” means base pay plus annual incentive plan awards. However, compensation for the pension plan is limited under the federal tax code. The limit was $250,000 in 2012. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code. In 2012, this limit was $200,000, payable as a single life annuity beginning at normal retirement age.

We established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees of the company. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan, and at that time the pension plan was closed to new participants. However, salaried employees who were hired prior to January 1, 2006, and who were at least age 40 on December 31, 2006, were offered a choice to continue to accrue benefits under the pension plan. Each of the named executive officers then employed by us chose to continue to accrue future benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration plan

The restoration plan provides a benefit that is equal to the benefit that would be provided under the pension plan if the federal tax code compensation and benefit limits did not exist, minus the benefit actually provided under the pension plan. In addition, the restoration plan provides benefits on compensation that is deferred and not taken into account under the pension plan.

The definition of compensation is the same as the definition used for the pension plan, except that compensation includes amounts deferred pursuant to our non-qualified deferred compensation plan.

Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. Special payment rules apply to Mr. Magee as discussed below under “—SERP.”

Employees participate in the restoration plan only with board approval. Of the current named executive officers, only Mr. Magee and Mr. Gioffredi participate in this plan.

Because this a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

SERP

At January 1, 2012, Mr. Magee was the sole remaining participant in the SERP continuing to earn an additional benefit under the SERP equal to the combined benefit under our pension plan and restoration plan for his first 15 years of service. The SERP takes into account service only for periods beginning on or after June 1, 2002.

Under the supplemental retirement and death benefit agreements we have entered into with Mr. Magee, we agreed to pay SERP and restoration plan benefits annually as they accrue, up to retirement. We made these annual lump-sum payments by transferring to Mr. Magee ownership of a portion of the life insurance policy we own on his life, with the portion transferred having a cash value equal to the lump sum value of SERP and restoration plan benefits being paid. The death benefit of the transferred policy reduced the amount that might otherwise become payable under his death benefits agreement. However, under the agreement, we could have delayed the annual pre-retirement payments to the extent that Section 162(m) of the federal tax code would limit our tax deduction for them. This supplemental agreement also required us to make a tax gross-up payment each year to cover Mr. Magee’s income taxes resulting from the policy transfer.

On December 11, 2009, Mr. Magee entered into an agreement providing that after January 1, 2010, his vested benefits accrued under the SERP and the restoration plan ceased to be paid in annual lump sum payments and are payable upon his termination of employment. Like the restoration plan, the SERP is unsecured, and a participant’s claim for benefits under the SERP is no greater than the claim of a general creditor.

Non-qualified deferred compensation

We provide a plan that allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions.

This table provides information about amounts we and the executives contributed to the plan in 2012, and about earnings and withdrawals under the plan. The last column shows each officer’s total account balance as of the end of the year.

Name (a)	Executive Contributions in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Stephen E. Macadam	121,798	151,688	147,643	—	1,268,454
Alexander W. Pease	28,720	31,020	4,505	—	75,457
Richard L. Magee	7,758	10,688	24,226	—	196,495
Dale A. Herold	18,752	21,051	16,672	—	148,586
Anthony R. Gioffredi	73,480	20,770	94,250	—	402,359

(1)	Each officer’s contributions during 2012 were deferred from his salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).

(2)	These amounts appear in the “All Other Compensation” column, column (i), of the summary compensation table (see note 5 to that table).

Under this plan, each officer can defer up to 25% of his salary each year and up to 50% of his annual incentive plan compensation and any cash LTIP payout. We match contributions each year in an amount equal to 100% of the first 6% of eligible compensation deferred under the plan, provided that the officer is receiving the maximum match permitted under our 401(k) plan. This is the same matching contribution rate that applies under our 401(k) plan. Also, any officer hired after our pension plan was closed to new participants in 2006 receives an additional employer contribution equal to 2% of salary and annual incentive compensation that is in excess of the IRS compensation limit for the year ($250,000 for 2012).

Each executive officer who participates in the plan also directs how the money in his plan account will be invested. The investment options available under the plan are the same as those available under the 401(k) plan (excluding our common stock). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts. The following table shows the investment options currently available under the plan, as well as the 2012 return (loss) for each option.

Investment Option	2012 Return (%)
Schwab Retirement Advantage Fund	0.01
PIMCO Total Return Fund	10.36
Invesco Van Kampen Equity and Income Fund	13.16
Black Rock Global Allocation Instl.	10.33
Dodge & Cox Stock	22.01
Hartford Capital Appreciation I	20.53
Schwab S&P 500 Index	15.91
Nuveen Winslow Large Cap Growth I	13.19
Columbia Mid Cap Value Opportunity	18.69
T. Rowe Price Mid-Cap Growth	13.91
Columbia Small Cap Value II Z	14.57
Royce Value Plus Instl.	15.68
American Funds EuroPacific Gr R6	19.64

When first eligible to participate in the plan, participants may elect to receive payment of their account balances under this plan in one of the following ways:

•	a single lump sum cash payment as soon as practicable after termination (generally within 75 days);

•	a single lump sum cash payment in a year specified by the participant (but not later than the year in which the participant attains age 65);

•	either five or ten annual installments with the first installment paid as soon as practicable after termination; or

•	either five or ten annual installments with the first installment paid in a year specified by the participant (but not later than the year in which the participant attains age 65).

Accounts of participants who do not make a payment election will be paid in a single lump sum cash payment as soon as practicable after termination (generally within 75 days but subject to a potential six-month payment delay if required by certain federal tax rules). Once a participant makes a payment election, he can change it only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

Because this is a non-qualified plan, benefits are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential payments upon termination or change in control

Management continuity agreements

We are party to management continuity agreements with each of our current executive officers. The purpose of these continuity agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of our company. The agreements are not ordinary employment agreements. Unless there is a change in control, they do not provide any assurance of continued employment, or any severance beyond the severance that we provide under the terms of our severance policy.

Under these agreements, any of the following events would be a “change in control”:

•	any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);

•	a change in the majority of our directors that our directors have not approved;

•

a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or

•

our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company more than 70% of the outstanding common stock and combined voting power of which our shareholders hold, in substantially the same proportions as their holdings of our securities prior to the sale).

Each continuity agreement generally provides for the officer’s employment to continue, in the same position and with the same responsibilities and authority, for a period of time following the change in control. It also provides for the officer to maintain the same benefits and level of compensation, including average annual increases. The continuation periods for our named executive officers are as follows:

Macadam	3 years
Pease	2 years
Magee	3 years
Herold	2 years
Gioffredi	2 years

If we or our successor terminated an executive officer’s employment during his continuation period, other than for “cause,” or he voluntarily terminated his employment for a “good reason” (in each case as defined in the agreement), he would be entitled to the following payments and benefits:

•	His annual base salary for a period of time, which we refer to as the payment period, in a lump sum cash payment. The payment periods for the named executive officers are:

Macadam	3 years
Pease	2 years
Magee	3 years
Herold	2 years
Gioffredi	2 years

•	His pro rata target annual incentive plan compensation for the year of termination, in a lump-sum cash payment.

•

A lump-sum cash payment equal to the market value (as defined in the agreement) of the performance shares awarded to the individual under the LTIP for each incomplete performance period. The number of shares paid out would be based on a specified mix of actual and targeted performance.

•

A lump-sum cash payment intended to approximate continuation of annual incentive plan compensation for the rest of the payment period. This payment will be equal to the number of years in his payment period, multiplied by the greatest of (1) his most recent annual incentive plan payout, (2) his target annual incentive plan compensation for the year of termination, or (3) his target annual incentive plan compensation for the year in which the change in control occurs.

•

A lump-sum cash payment intended to approximate the value of foregone performance share and phantom performance share LTIP awards for the rest of the payment period (based on the market value of our common stock, as defined in the agreement). This payment will be equal to a specified number, multiplied by the greatest of (1) 1/12 of the number of performance shares actually awarded the officer for the most recently completed cycle, (2) 1/12 of the target number of phantom performance shares awarded him for the most recent cycle that began before the termination of employment and (3) 1/12 of the target number of phantom performance shares awarded him for the most recent cycle that began before the change in control. The specified numbers for the named executive officers are:

Macadam	24
Pease	16
Magee	24
Herold	16
Gioffredi	16

•

If the officer is under age 55, or over age 55 and not eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs and all fringe benefit programs, perquisites and similar arrangements the officer would be entitled to during his payment period, as well as the ability to exercise any vested options during his payment period.

•

If the officer is at least age 55 and is eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs to which the officer would be entitled under the company’s general retirement policies if the officer retired, and all fringe benefit programs, perquisites and similar arrangements the officer would be entitled to during his payment period, as well as the ability to exercise any vested options during his payment period.

•

In addition to the benefits to which he was entitled under our retirement plans, a lump-sum cash payment equal to the actuarial equivalent of the additional retirement pension to which he would have been entitled under the terms of these plans had he continued to work for us through the end of the payment period.

•

Other than with respect to Mr. Pease and Mr. Gioffredi, whose agreements were executed after we had modified our form continuity agreement regarding this provision, a tax gross-up payment for any excise tax due under the federal tax code as a result of these payments and benefits.

In addition, each officer is entitled to reimbursement of attorneys’ fees and expenses incurred to successfully, in whole or in part, enforce the terms of his agreement with us.

The following table estimates the total amounts we would owe the named executive officers under these agreements if there had been a change in control, and they had been terminated, on December 31, 2012. The table does not include a pro rata annual incentive plan compensation for the year of termination because even without these agreements, the officers would be entitled to their full 2012 annual incentive plan compensation if they had been terminated without cause on December 31.

Name	Salary Continuation ($)	Annual Incentive Plan Compensation Continuation ($)	Foregone LTIP Awards ($)	Pro Rata LTIP Awards ($)	Options, Restricted Shares and Restricted Stock Units ($)	Continuation of Benefits ($)	Additional Pension Benefits ($)	Estimated Tax Gross-up ($)	Total ($)
Macadam	2,475,000	2,475,000	6,524,651	1,316,491	2,363,202	46,758	—	5,502,119	20,703,221
Pease	780,000	507,000	794,445	413,640	341,024	16,484	—	—	2,852,594
Magee	1,023,000	664,950	1,769,876	358,920	456,894	42,147	1,195,443	1,943,783	7,455,013
Herold	650,000	357,500	665,520	209,247	425,156	1,620	—	787,307	3,096,349
Gioffredi	620,000	341,000	640,811	211,634	254,725	28,338	195,506	—	2,292,014

Options, restricted share and restricted stock unit awards

The restrictions under the restricted share awards made to our executive officers lapse, and unvested stock options and restricted stock unit awards made to our executive officers vest, upon a change in control. The following table sets forth the value of outstanding options, restricted share awards and restricted stock unit awards at December 31, 2012 as to which restrictions would have lapsed or would become vested, as the case may be, as a result of a change in control had such an event occurred on December 31, 2012. The value is based on the $40.90 per share closing price of our common stock on the New York Stock Exchange on December 31, 2012.

Name	Value of Options, Restricted Shares and Restricted Stock Units ($)
Macadam	2,329,316
Pease	375,094
Magee	456,894
Herold	883,910
Gioffredi	254,439

Death benefits agreements

Under agreements we have with Mr. Magee, we must pay a stated lump sum death benefit to his designated beneficiary if he dies while employed with us. The amount of the stated death benefit decreased over time as we transferred to Mr. Magee a portion of an insurance policy we own on his life. Pursuant to the agreement entered into on December 11, 2009 by Mr. Magee, no further annual transfers are to be made until retirement. The amount of these death benefits that we would have owed if Mr. Magee had died on December 31, 2012 is as follows:

Death Benefit Amount ($)
Magee	$2,560,961

Severance benefits

We have written severance policies under which we provide severance benefits to all of the full-time employees at our corporate office, including the named executive officers. Under these policies, each covered employee whom we terminate without cause is entitled to continue receiving his or her base salary for a specified period of time, which we refer to as the “severance period”; provided, however, if the total severance pay exceeds two times the maximum amount that may be taken into account under a qualified retirement plan under Section 401(a)(17) of the federal tax code ($250,000 in 2012), the severance pay will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual incentive plan compensation and outstanding LTIP awards through the date of termination. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer.

The severance periods for our named executive officers are:

Macadam	24 months
Pease	12 months
Magee	12 months
Herold	12 months
Gioffredi	12 months

However, in the event of any termination following a change in control, the management continuity agreements described above would supersede our severance policies.

The following table estimates the severance benefits we would owe the named executive officers under these policies if they had been terminated on December 31, 2012 (assuming no prior change in control). The table does not include a pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers would be entitled to their full 2012 annual performance plan compensation if they had been terminated without cause on December 31.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata LTIP Awards ($)(1)	Outplacement ($)	Total ($)
Macadam	1,650,000	31,172	1,322,450	82,500	3,086,122
Pease	390,000	8,242	415,523	39,000	852,765
Magee	341,000	14,050	360,552	34,100	749,702
Herold	325,000	810	210,196	32,500	568,506
Gioffredi	310,000	14,169	212,596	31,000	567,765

(1)	Pro rata LTIP award calculations reflect an assumed value of $40.90 per share, the closing price per share of our common stock on the New York Stock Exchange on December 31, 2012.

Proposal 2 — Advisory vote approving executive compensation

(Item 2 on the proxy card)

The board of directors has determined to provide shareholders with the opportunity annually to cast an advisory vote on compensation to our named executive officers as reported in our proxy statement for the annual meeting of shareholders. Accordingly, the following resolution will be presented to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the Company’s proxy statement for the 2013 annual meeting of shareholders.”

This vote is nonbinding on the company. The board of directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under “Compensation discussion and analysis,” we design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is significantly stock-based in order to ensure our executives have common interests with our shareholders;

•	enhances retention of our executives by subjecting much of their total compensation to multi-year vesting;

•	links a significant portion of total pay to the execution of strategies intended to create long-term shareholder value;

•	provides our executives with an opportunity for competitive total pay; and

•	does not encourage our executives to take unnecessary or excessive risks.

In 2012, we continued to achieve significant strategic objectives despite an increasingly difficult economic environment. In 2012, our accomplishments included:

•

Achieving modest organic sales growth despite contractions in many of our European markets and only slight increases in activity in many of our North American markets. Our growth under these circumstances shows the results of strategies that have allowed us to set premium prices for our products, based on their quality, reliability, and ability to meet the critical needs of our customers, and to increase our share of the markets in which we compete.

•

Restructuring to improve efficiencies, reduce costs and optimize returns in difficult market conditions. These actions include a clearly defined plan to increase the profitability of our Compressor Products

International business as it faces lower than expected levels of demand in many of its markets. They also include steps that position the European operations of all of our businesses to compete effectively in an uncertain economic environment.

•

Continued success in the integration of acquisitions. Over the past several years, we have invested in acquisitions that give us access to new, faster growing markets and that expand the products we offer to our traditional markets. As we have integrated these acquisitions into our sales channels and our programs for enterprise excellence, their contributions to our results have improved. In 2012, acquisitions we completed in 2011 and 2012 contributed $35 million or 20% of our earnings before interest expense, income taxes, depreciation and amortization, and they are well on their way to meeting our long-term value goals. A recent and notable example of this strategy is the 2012 acquisition of Motorwheel, a business which makes lightweight brake drums for heavy-duty trucks. Motorwheel adds depth to the braking product line offered by our Stemco business and allows us to further leverage Stemco’s sales network.

•

Supporting the ongoing efforts of our subsidiary, Garlock Sealing Technologies LLC, to reach a permanent resolution of all current and future asbestos claims against it through provisions of the U.S. Bankruptcy Code. We believe a fair resolution of these clams in the Bankruptcy Court should result in the return of substantial value to EnPro shareholders.

The benefit of these accomplishments in 2012 was reflected in the performance of our stock during the year. Our share price increased by 24%, exceeding the 23.1% median of our compensation peer group and well ahead of the Standard & Poor’s 500 Index, which increased 13.4% for the year, and the Russell 2000 Index, which increased 14.6%.

We have engaged our shareholders and have made changes to address their concerns

At our 2012 annual meeting, 63% of the votes were cast in favor of a non-binding resolution to approve the compensation paid to our named executive officers. The resolution was fully described in our proxy statement for that meeting. Following this vote, we engaged in a wide-ranging dialogue with numerous shareholders, which included conversations with many of our largest shareholders and with those shareholders who we learned had voted “against” the non-binding resolution. From this dialogue, we concluded that there was no consensus shareholder recommendation for any specific change to the design of our compensation program.

We carefully considered the results of the 2012 shareholder vote and the diverse views expressed by shareholders who provided us with feedback on their votes. We subsequently made several changes to our 2013 compensation program, including the following:

•	we fundamentally changed the design of our long-term incentive compensation plan to set an enduring standard which measures and rewards performance based on the equity value we create;

•	we raised stock ownership and retention requirements not only for our executive officers, but for all senior leaders;

•	we adjusted our long-term compensation program to make a greater proportion payable in our stock rather than in cash; and

•	we modified the composition of the peer group used for compensation benchmarking purposes to include companies whose size and products are more comparable to those of EnPro.

We employ best practices in executive compensation

Our executive compensation practices include:

•	a policy requiring executives to own stock in our company, with ownership requirements increasing with levels of responsibility,

•	a policy prohibiting executives and directors from hedging ownership of EnPro stock,

•	no separate retirement plans for our CEO;
•

the use by our Compensation and Human resources Committee of an independent executive compensation consultant which reports directly to that committee and does not provide any services to our company other than the assistance that it provides to that committee;

•	no special perquisites for any employee; and

•

a clawback policy for the recovery of performance-based compensation in the event an executive officer engages in fraud or willful misconduct that caused, directly or indirectly, the need for a material restatement of our financial results.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

Proposal 3 — Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013

(Item 3 on the proxy card)

On February 5, 2013, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The board of directors agrees with this decision. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

Independent registered public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2013. We refer herein to PricewaterhouseCoopers as our “external auditors.” We understand that representatives of PricewaterhouseCoopers will be present at the annual meeting on May 1, 2013. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Audit Committee has a policy that outlines procedures intended to ensure that it pre-approves all audit and non-audit services that our external auditors provide to us. The policy provides for pre-approval of a budget that sets the fees for all audit services to be performed during the upcoming fiscal year. It also mandates pre-approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding pre-approved cost levels. The policy allows the Audit Committee to delegate pre-approval authority to one or more of its members (except pre-approval authority for certain internal control-related services). A copy of the pre-approval policy is available on our website at www.enproindustries.com; click on “Investor,” then “Corporate Governance,” then “Committee Composition,” and then “Audit and Risk Management Committee.”

Before approving services to be performed by the external auditors, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The committee considers all of these factors as a whole. No one factor is necessarily determinative.

Fees paid to external auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers for each of the past two years:

	2012	2011
Audit Fees(1)	$1,531,800	$1,499,000
Audit-Related Fees	23,200	32,000
Tax Fees	1,600	2,000
All Other Fees(2)	28,700	36,500

Total Fees	$1,585,300	$1,569,500

(1)	Audit fees consisted of work performed related to the preparation of our financial statements and the assessment of our internal control over financial reporting, as well as work generally only the external auditors can reasonably be expected to provide, such as statutory audits and accounting consultation.

(2)	All Other Fees consist of fees for document translation services in connection with the translation of our 2011 Form 10-K into German, a license fee for use of an online financial reporting research library, and fees for production of workpapers in response to ACRP proceedings.

The Audit Committee pre-approved all audit, audit-related and non-audit services that

PricewaterhouseCoopers performed in 2011 and 2012 in accordance with our pre-approval policy.

Other matters

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

Shareholder proposals

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2014 annual shareholders’ meeting must ensure that our Secretary receives the proposal between January 1, 2014 and January 31, 2014 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from May 1, 2014). Each notice must include:

•	a brief description of each proposed matter of business and the reasons for conducting that business at the annual meeting;

•	the name and address of the shareholder proposing the matter, and of any other shareholders believed to be supporting the proposal;
•	the number of shares of each class of our common stock that these shareholders own; and

•	any material interest that these shareholders have in the proposal.

If the notice contains a nomination to the board of directors, it must also contain the following information:

•	the name and address of the person or persons to be nominated;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);

•	all other information regarding each nominee that would be required to be included in a proxy statement if the board had nominated the nominee; and

•	the written consent of each nominee to serve as a director if elected.

In addition, we must receive any shareholder proposal intended to be included in our proxy statement for the 2014 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 19, 2013. Applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2014 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Robert S. McLean

Secretary

March 19, 2013

PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR USING THE ENCLOSED PROXY CARD

ANNEX A

CALCULATION OF ADJUSTED EBITDA-A

The following table sets forth a reconciliation of our consolidated earnings before interest, taxes, depreciation, amortization expense, asbestos expense and other selected items (or, adjusted EBITDA-A) to our consolidated net income from continuing operations for 2012, 2011, 2010 and 2009. Adjusted EBITDA-A is a primary metric we use to evaluate our performance and one used in determining annual and long-term incentive compensation, during these periods. Adjusted EBITDA-A is not a measure under U.S. generally accepted accounting principles.

EnPro Industries, Inc.

Reconciliation of Adjusted EBITDA-A to Net Income (Loss) From Continuing Operations (Unaudited)

(Stated in Millions of Dollars)

	Years Ended December 31,
	2012	2011	2010	2009
Earnings before interest, income taxes, depreciation, amortization, asbestos and other selected items (adjusted EBITDA-A)	$172.2	$155.2	$121.8	$97.1
Adjustments:
Interest expense, net	(42.8)	(39.6)	(25.9)	(11.4)
Income tax benefit (expense)	(22.5)	(20.8)	(21.3)	54.6
Depreciation and amortization expense	(55.5)	(48.4)	(39.6)	(40.3)
Restructuring costs	(5.0)	(1.4)	(0.9)	(10.2)
Asbestos-related expenses	—	—	(23.3)	(135.5)
Gain on deconsolidation of GST	—	—	54.1	—
Goodwill impairment charge	—	—	—	(113.1)
Adjustment of liability for retiree medical benefits	—	—	—	19.2
Other	(5.4)	(0.8)	(3.6)	(4.0)
Impact	(131.2)	(111.0)	(60.5)	(240.7)

Net income (loss) from continuing operations	$41.0	$44.2	$61.3	$(143.6)

The following table sets forth a reconciliation of the consolidated adjusted EBITDA-A of GST LLC to its consolidated net income for 2012, 2011 and the period from June 5, 2010 (the date on which GST LLC and certain affiliated companies filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code as the initial step in a process to resolve all current and future asbestos claims and its financial results ceased to be consolidated with those of EnPro) to December 31, 2010.

GST LLC

Reconciliation of Adjusted EBITDA-A to Net Income (Loss) (Unaudited)

(Stated in Millions of Dollars)

	Years Ended December 31,
	2012	2011	2010(1)
Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (adjusted EBITDA-A)	$53.1	$50.1	$19.4
Adjustments:
Interest income, net	27.9	26.8	14.6
Income tax benefit (expense)	(16.3)	(19.6)	(10.1)
Depreciation and amortization expense	(5.6)	(5.3)	(2.9)
Asbestos-related expenses	(29.8)	(19.7)	(10.1)
Restructuring costs	(1.1)	(1.0)	—
Other	1.6	1.4	(0.5)
Impact	(23.3)	(17.4)	(9.0)

Net income	$29.8	$32.7	$10.4

(1)	For the period from June 5, 2010 to December 31, 2010.

A-1

2013 Annual Meeting Notice and Proxy Statement

Table of Contents

Proxy statement summary	1
General information	5
Beneficial ownership of our common stock	9
Proposal 1 — Election of directors	12
Corporate governance policies and practices	18
Audit Committee report	23
Compensation and Human Resources Committee report on executive compensation	24
Compensation discussion and analysis	25
Executive compensation	38
Proposal 2 — Advisory vote approving executive compensation	50
Proposal 3 — Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013	52
Independent registered public accounting firm	52
Other matters	53
Shareholder proposals	53
Annex A — Calculation of EBITDA-A	A-1

ENPRO INDUSTRIES, INC. 5605 CARNEGIE BLVD., SUITE 500 CHARLOTTE, NC 28209	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND   DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All
		☐	☐	☐	Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors

Nominees
01 Stephen E. Macadam 02 Thomas M. Botts 03 Peter C. Browning 04 B. Bernard Burns, Jr. 05 Diane C. Creel
06 Gordon D. Harnett 07 David L. Hauser 08 Wilbur J. Prezzano, Jr. 09 Kees van der Graaf
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	On an advisory basis, to approve the compensation to our named executive officers as disclosed in the proxy statement:						☐	☐	☐
3	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10-K Wrap, Notice & Proxy Statement is/are available at www.proxyvote.com.

ENPRO INDUSTRIES, INC. Annual Meeting of Shareholders May 1, 2013 11:00 am This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen E. Macadam, Alexander W. Pease and Robert S. McLean, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EnPro Industries, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Shareholders of the company to be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina on Wednesday, May 1, 2013, at 11:00 am or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://2013annualmeeting.enproindustries.com

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

      Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side